Exhibit 4.3

BANCO SANTANDER, S.A.

as Issuer

TO

THE BANK OF NEW YORK MELLON,

acting through its London Branch

as Trustee

FORM OF INDENTURE

Subordinated Debt Securities

BANCO SANTANDER, S.A.

Reconciliation and tie between Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and this Subordinated Debt Securities Indenture, dated as of [●], 2017.

Trust Indenture Act Section		Subordinated Debt Securities Indenture Section
§310	(a)(1)	6.10
	(a)(2)	6.10
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	6.09Section 6.10 6.11
§311	(a)	6.14
	(b)	6.14
§312	(a)	7.01, 7.02(a)
	(b)	7.02(b)
	(c)	7.02(c)
§313	(a)	7.03(a)
	(b)	7.03(a)
	(c)	1.06, 7.03(a)
	(d)	7.03(b)
§ 314	(a)	7.04, 10.06
	(b)	Not Applicable
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.02
	(f)	Not Applicable
§315	(a)	6.01
	(b)	6.03, 7.03(a)
	(c)	6.01
	(d)	6.01
	(d)(1)	6.01
	(d)(2)	6.01
	(d)(3)	6.01
	(e)	5.14
§316	(a)(1)(A)	5.12
	(a)(l)(B)	5.13
	(a)(2)	Not Applicable
	(a)(last sentence)	1.01
	(b)	5.08
§317	(a)(1)	5.03
	(a)(2)	5.04
	(b)	10.03
§318	(a)	1.08

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Subordinated Debt Securities Indenture.

i

SUBORDINATED DEBT SECURITIES INDENTURE, dated as of [●], 2017, between BANCO SANTANDER, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Company”), having its principal executive office located at Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain and THE BANK OF NEW YORK MELLON, acting through its London Branch, a banking corporation duly organized and existing under the laws of the State of New York as Trustee (the “Trustee”), having its Corporate Trust Office at One Canada Square, London, E14 5AL, United Kingdom.

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Subordinated Debt Securities Indenture to provide for the issuance from time to time of its subordinated debt securities (the “Subordinated Debt Securities”), to be issued in one or more series, represented by one or more Global Securities in registered form, or represented by definitive Subordinated Debt Securities in registered form, the amount and terms of each such series to be determined as hereinafter provided.

All things necessary to make this Subordinated Debt Securities Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done.

This Subordinated Debt Securities Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder that are required to be part of this Subordinated Debt Securities Indenture and, to the extent applicable, shall be governed by such provisions.

NOW, THEREFORE, THIS SUBORDINATED DEBT SECURITIES INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Subordinated Debt Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Subordinated Debt Securities of any series as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For all purposes of this Subordinated Debt Securities Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the Kingdom of Spain at the date of such computation and as applied by the Company;

(4) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Subordinated Debt Securities Indenture as a whole and not to any particular Article, Section or other subdivision;

(5) any reference to an “Article” or a “Section” refers to an Article or Section of this Subordinated Debt Securities Indenture; and

(6) the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”).

Certain terms used principally in certain Articles hereof are defined in those Articles.

“Act”, when used with respect to any Holder, has the meaning set forth in Section 1.04.

“Additional Amounts” has the meaning set forth in Section 10.04.

“Additional Subordinated Debt Securities” has the meaning set forth in Section 3.12.

“Additional Tier 1 Instrument” means any contractually subordinated obligation (créditos subordinados) of the Company according to Article 92.2º of the Spanish Insolvency Law, ranking as an additional tier 1 instrument (instrumentos de capital adicional de nivel 1) under Additional Provision 14.2º(c) of Law 11/2015.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agents” means the agents appointed in accordance with this Subordinated Debt Securities Indenture or applicable supplemental indenture;

“Agent Member” means a member of, or participant in, any Depositary.

“Amounts Due” means the principal amount of, premium, if any, together with any accrued but unpaid interest, and Additional Amounts, if any, due on the Subordinated Debt Securities of any series. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Applicable Banking Regulations” means at any time the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency then applicable to the Company and/or the Group including, without limitation to the generality of the foregoing, those regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency then in effect of the Regulator (whether or not such requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to the Company and/or the Group).

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Subordinated Debt Securities.

“Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are Legal Holidays in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

“Bail-in Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements in effect in the Kingdom of Spain relating to the resolution of Regulated Entities applicable to the Company or other Regulated Entities of the group, including (but not limited to) (i) the transposition of the BRRD (including but not limited to, Law 11/2015, Royal Decree 1012/2015 and any other implementing regulations) as amended or superseded from time to time, (ii) Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010 (as amended or superseded from time to time, the “SRM Regulation”) and (iii) the instruments, rules and standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled and/or converted into shares or other securities or obligations of such Regulated Entity (or affiliate of such Regulated Entity) or any other person.

“Board of Directors” means either the board of directors of the Company or any committee or Person duly authorized to act generally or in any particular respect for the Company hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary or any Person duly authorized by the Company to have been duly adopted by the relevant Board of Directors or an authorized committee thereof and to be in full force and effect on the date of such certification and delivered to the Trustee.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or superseded from time to time.

“Business Day” means, unless otherwise provided in the form of Subordinated Debt Securities for any particular series pursuant to the provisions of this Subordinated Debt Securities Indenture, any day, other than Saturday or Sunday, that is neither a Legal Holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, London, Madrid or any other place or places where the principal of, or any premium or interest on, or any Additional Amounts with respect to the Subordinated Debt Securities of that series are payable.

“Calculation Agent” means the Trustee or such other person authorized by the Company as the party responsible for calculating the rate(s) of interest and interest amount(s) and/or such other amount(s) from time to time in relation to any series of Subordinated Debt Securities.

“Capital Disqualification Event” means a change in Spanish law, Applicable Banking Regulations or any change in the application or official interpretation thereof that results or is likely to result in the entire outstanding aggregate principal amount of Subordinated Debt Securities of any series ceasing to be included in, or counting towards, the Company and/or the Group’s Tier 2 Capital.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Subordinated Debt Securities Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” and “Company Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Company by any member of the Board of Directors or any officer or representative of the Company empowered to do so by Board Resolution, and delivered to the Trustee.

“Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, or (ii) the euro both within the European monetary system and for the settlement of transactions by public institutions of or within the European Union.

“Corporate Trust Office” means the office of the Trustee at which its corporate trust business in London, England, is principally administered, which office as of the date hereof is located at One Canada Square, London E14 5AL (Attention: Corporate Trust Administration, facsimile: +44 20 7964 2536) or, if a different Trustee is appointed for a particular series of Subordinated Debt Securities, the address set forth in the supplemental indenture naming the Trustee for that particular series of Subordinated Debt Securities.

The term “corporation” includes corporations, associations, companies, partnerships and business trusts.

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on the prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/2012 or such other regulation as may come into effect in place thereof.

“Default Interest” has the meaning set forth in Section 3.07.

“Depositary” means, with respect to any series of Subordinated Debt Securities, a clearing agency that is designated to act as Depositary for the Global Securities evidencing all or part of such Subordinated Debt Securities as contemplated by Section 3.05.

“dollar” or “$” or any similar reference means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company or its nominee or its or their successor.

“Early Redemption Amount (Call)” has the meaning set forth in Section 11.10.

“Early Redemption Amount (Capital Disqualification Event)” has the meaning set forth in Section 11.09.

“Early Redemption Amount (Tax)” has the meaning set forth in Section 11.08.

“Early Termination Amount” means the amount immediately due and payable if any Event of Default set forth in paragraph (a)(ii) of Section 5.01 has occurred in relation to any series of Subordinated Debt Securities and the Trustee or the holders of at least 25% in outstanding principal amount of the senior debt securities of that series has, at their discretion, declared that the Subordinated Debt Securities of such series and all interest then accrued thereon is due and payable forthwith.

“EUR”, “euro” or “€ ” means the currency of the member states of the European Union (“EU”) that, from time to time, have adopted the single currency in accordance with the treaty establishing the European Community, as amended from time to time.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Foreign Currency” means the euro or any currency issued by the government of any country (or a group of countries or participating member states) other than the United States which as at the time of payment is legal tender for the payment of public and private debts.

“Foreign Government Securities” means with respect to Subordinated Debt Securities of any series that are denominated in a Foreign Currency, non-callable (i) direct obligations of the participating member state or government that issued such Foreign Currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such participating member state or government, the payment of which obligations is unconditionally guaranteed as a full faith and credit obligation of such participating member state or government. For the avoidance of doubt, for all purposes hereof, euro shall be deemed to have been issued by each participating member state from time to time.

“Global Security” means one or more global certificates evidencing all or part of a series of Subordinated Debt Securities, authenticated and delivered to or on behalf of the Holder and registered in the name of the Holder or its nominee.

“Group” means Banco Santander, S.A. and its consolidated subsidiaries.

“Holder” means a Person in whose name a Subordinated Debt Security in global or definitive form is registered in the Subordinated Debt Security Register.

“Independent Public Accountants” means accountants or a firm of accountants that, with respect to the Company and any other obligor under the Subordinated Debt Securities, are independent public accountants within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder, who may be the independent public accountants regularly retained by the Company or who may be other independent public accountants.

“Interest Payment Date”, when used with respect to any Subordinated Debt Security, means the Stated Maturity of any installment of interest on such Subordinated Debt Security.

“Law 11/2015” means Law 11/2015, of June 18, for the recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperacion y resolucion de entidades de credito y empresas de servicios de inversion), as amended from time to time.

“Legal Holiday”, with respect to any Place of Payment or other location, means a Saturday, a Sunday or a day on which banking institutions in such Place of Payment or other location are not authorized or obligated to be open.

“Losses” means any and all claims, losses, liabilities, damages, costs, expenses and judgments (including legal fees and expenses) sustained by the Company or the Trustee.

“Maturity”, when used with respect to any Subordinated Debt Security, means the date, if any, on which the principal or any installment of principal of such Subordinated Debt Security becomes due and payable as therein or herein provided, whether by call for redemption, repurchase, declaration of acceleration or otherwise.

“Officer’s Certificate” means a certificate signed by any member of the Board of Directors, the Secretary or the Deputy Secretary of the Board of Directors, a Vice President or any officer or any other Person duly authorized by the Company, that complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion of legal advisors, who may be an employee of or legal advisors for the Company or other legal advisors who shall be reasonably acceptable to the Trustee and that, if required by the Trust Indenture Act, complies therewith.

“Original Issue Discount Security” means any Subordinated Debt Security which provides for an amount less than the principal amount, to be due and payable upon maturity thereof.

“Outstanding”, when used with respect to Subordinated Debt Securities or any series of Subordinated Debt Securities means (except as otherwise specified pursuant to Section 3.01), as of the date of determination, all Subordinated Debt Securities or all Subordinated Debt Securities of such series, as the case may be, theretofore authenticated and delivered under this Subordinated Debt Securities Indenture, except:

(i) Subordinated Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Subordinated Debt Securities, or portions thereof, for whose payment or redemption money, U.S. Government Obligations or Foreign Government Securities in the necessary amount have been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Subordinated Debt Securities; provided, that, if such Subordinated Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Subordinated Debt Securities Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) any such Subordinated Debt Security with respect to which the Company has effected defeasance pursuant to the terms hereof, except to the extent provided in Section 4.02; and

(iv) Subordinated Debt Securities which have been paid pursuant to Section 11.06 or in exchange for or in lieu of which other Subordinated Debt Securities have been authenticated and delivered pursuant to this Subordinated Debt Securities Indenture, other than any such Subordinated Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Subordinated Debt Securities are held by a bona fide purchaser in whose hands such Subordinated Debt Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Subordinated Debt Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of a Subordinated Debt Security denominated in a Foreign Currency shall be the Dollar equivalent, determined on the date of original issuance of such Subordinated Debt Security, of the principal amount of such Subordinated Debt Security; and (ii) Subordinated Debt Securities beneficially owned by the Company or any other obligor upon the Subordinated Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Subordinated Debt Securities for which a Responsible Officer of the Trustee has received an Officer’s Certificate stating that such Subordinated Debt Securities are so beneficially owned shall be so disregarded; provided, further, however, that Subordinated Debt Securities so beneficially owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Subordinated Debt Securities and that the pledgee is not the Company or any other obligor upon the Subordinated Debt Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person (which may include the Company) authorized by the Company to pay the principal of, or any premium or interest on, or any Additional Amounts with respect to, any Subordinated Debt Securities on behalf of the Company. Except as otherwise specified as contemplated by Section 3.01 hereof, The Bank of New York Mellon, acting through its London Branch will act as Principal Paying Agent in respect of the Subordinated Debt Securities of any series.

“Payment Statement” means the statement to be delivered to the Company by the Trustee, substantially in the form set forth in Exhibit I to Appendix I, pursuant to Section 6.02.

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency of a state or other entity, whether or not having separate legal personality.

“Place of Payment”, when used with respect to the Subordinated Debt Securities of any series, means the place or places where the principal of, or any premium or interest on, or any Additional Amounts with respect to the Subordinated Debt Securities of that series are payable as specified pursuant to Section 3.01 or, if not so specified, as specified in Section 10.02.

“Predecessor Security” of any particular Subordinated Debt Security means every previous Subordinated Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Subordinated Debt Security; and, for the purposes of this definition, any Subordinated Debt Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Subordinated Debt Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Subordinated Debt Security.

“Qualifying Notes” means, with respect to each series of Subordinated Debt Securities, at any time, any securities issued directly by the Company that have terms not otherwise materially less favorable to the holders of the Subordinated Debt Securities of such series than the terms of the Subordinated Debt Securities of such series, provided that the Company shall have delivered a certificate signed by two directors of the Company to that effect to the Trustee not less than five Business Days prior to (x) in the case of a substitution of the Subordinated Debt Securities of any series pursuant to Section 8.04, the issue date of the relevant securities or (y) in the case of a variation of the Subordinated Debt Securities of any series pursuant to Section 8.04, the date such variation becomes effective, provided that such securities shall:

(i) contain terms which comply with the then current requirements for their inclusion in the Tier 2 Capital of the Company; and

(ii) carry the same rate of interest as the Subordinated Debt Securities of such series prior to the relevant substitution or variation pursuant to Section 8.04; and

(iii) have the same denomination and aggregate outstanding principal amount as the Subordinated Debt Securities of such series prior to the relevant substitution or variation pursuant to Section 8.04; and

(iv) have the same date of maturity and the same dates for payment of interest as the Subordinated Debt Securities of such series prior to the relevant substitution or variation pursuant to Section 8.04; and

(v) have at least the same ranking as the Subordinated Debt Securities of such series; and

(vi) not, immediately following such substitution or variation, be subject to a Capital Disqualification Event and/or a tax event that would entitle the Company to redeem the debt securities as set forth under Section 11.08; and

(vii) be listed or admitted to trading on any stock exchange as selected by the Company, if the Subordinated Debt Securities of such series were listed or admitted to trading on a stock exchange immediately prior to the relevant substitution or variation pursuant to Section 8.04.

“Redemption Date”, when used with respect to any Subordinated Debt Security to be redeemed, means the date fixed for such redemption by or pursuant to this Subordinated Debt Securities Indenture.

“Redemption Price”, when used with respect to any Subordinated Debt Security to be redeemed, means the price at which it is to be redeemed pursuant to this Subordinated Debt Securities Indenture, which shall include the Early Redemption Amount (Tax), Early Redemption Amount (Call) or Early Redemption Amount (Capital Disqualification Event), as applicable.

“Regular Record Date” for the interest payable on any Interest Payment Date on Subordinated Debt Securities of any series means the date specified for the purpose pursuant to Section 3.01.

“Regulated Entity” means any legal person to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, Royal Decree 1012/2015 and any other implementing regulations) as amended or superseded from time to time), the SRM Regulation, or any other Spanish law relating to Bail-in Power, applies, which includes, certain credit entities, investment firms, and certain parent or holding companies.

“Regulator” means the European Central Bank or such other or successor authority exercising primary bank supervisory authority, in each case with respect to prudential matters in relation to the Group;

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks or the European Single Resolution Mechanism, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee assigned to or working in the corporate trust department (or any successor unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Subordinated Debt Securities Indenture and, for the purposes of Section 6.01(c)(ii), shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Senior Creditors” means creditors of the Company whose claims are non-subordinated obligations of the Company, any Senior Subordinated Liabilities (as defined below) and any claim on the Company, which becomes subordinated as a consequence of article 92.1º of the Spanish Insolvency Law.

“Senior Subordinated Liabilities” means any contractually subordinated obligation (créditos subordinados) of Banco Santander according to Article 92.2º of the Spanish Insolvency Law, other than an Additional Tier 1 Instrument or a Tier 2 Instrument.

“Spanish Insolvency Law” means Law 22/2003 (Ley Concursal) of 9 July 2003 regulating insolvency proceedings in Spain, or an equivalent legal provision which replaces it in the future.

“Special Record Date”, when used for the payment of any Default Interest on Subordinated Debt Securities of any series, means the date specified by the Company for the purpose pursuant to Section 3.07.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended or superseded from time to time.

“Stated Maturity”, when used with respect to any Subordinated Debt Security or any installment of principal thereof or interest thereon, means the date or dates, if any, specified in, or determined in accordance with the terms of, such Subordinated Debt Security, including as the same may be modified pursuant to the Bail-in Power set forth in Article 13, as the fixed date or dates on which the principal of such Subordinated Debt Security or such installment of principal or interest (and Additional Amounts, if any) is due and payable.

“Subordinated Debt Securities”, has the meaning set forth in the recitals of the Company herein and more particularly means any series of Subordinated Debt Securities issued, authenticated and delivered under this Subordinated Debt Securities Indenture.

“Subordinated Debt Securities Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms and forms of particular series of Subordinated Debt Securities established pursuant to Section 3.01.

“Subordinated Debt Security” means one of the Subordinated Debt Securities.

“Subordinated Debt Security Register” and “Subordinated Debt Security Registrar” have the respective meanings specified in Section 3.05.

“Subsidiary” means any entity over which the Company may have, directly or indirectly, control in accordance with Applicable Banking Regulations;

“Supervisory Permission” means, in relation to any action, such supervisory permission (or, as appropriate, waiver) from the Regulator and/or the Relevant Resolution Authority as is required therefor under Applicable Banking Regulations.

“Tier 2 Capital” means at any time, with respect to the Company or the Group, as the case may be, the Tier 2 capital of the Company or the Group, respectively, as calculated by the Company in accordance with Chapter 4 (Tier 2 capital) of Title I (Elements of own funds) of Part Two (Own Funds) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions.

“Tier 2 Instrument” means any contractually subordinated obligation (créditos subordinados) of the Company according to Article 92.2º of the Spanish Insolvency Law, ranking as a tier 2 instrument (instrumentos de capital de nivel 2) under Additional Provision 14.2º(b) of Law 11/2015.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor trustee shall have become such pursuant to the applicable provisions of this Subordinated Debt Securities Indenture, and thereafter “Trustee” shall mean the Person who is then the Trustee hereunder, or, if a different Trustee is appointed for a particular series of Subordinated Debt Securities, the Trustee named in the relevant indenture supplemental hereto as the Trustee for that particular series of Subordinated Debt Securities and if at any time there is more than one such Person, “Trustee” shall mean and include each such Person; and “Trustee” as used with respect to the Subordinated Debt Securities of any series shall mean the Trustee with respect to the Subordinated Debt Securities of such series.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in effect at the date as of which this instrument was executed, except as provided in Section 9.05.

“United States” and “U.S.” mean the United States of America and, except in the case of Section 6.10 and 6.15, its territories and possessions.

“U.S. Government Obligations” means securities that are non-callable and nonredeemable at the option of the issuer and that are (i) direct obligations of the United States for which its full faith and credit are pledged and/or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), which may include the Trustee, as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on or other amount with respect to the U.S. Government Obligation evidenced by such depository receipt.

Section 1.02. Compliance Certificates and Opinions. Unless otherwise expressly provided for in this Subordinated Debt Securities Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Subordinated Debt Securities Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Subordinated Debt Securities Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of the legal advisor rendering such opinion all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Subordinated Debt Securities Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Subordinated Debt Securities Indenture (other than Section 10.06) shall include:

(a) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, legal advisors, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion or representations are based are erroneous. Any such certificate or opinion of, or representations by, legal advisors may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such legal advisors know, or in the exercise of reasonable care should know, that the certificate or opinion or representation with respect to such matters is erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Subordinated Debt Securities Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Subordinated Debt Securities Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Subordinated Debt Securities Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Subordinated Debt Securities shall be proved by the Subordinated Debt Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Subordinated Debt Security shall bind every future Holder of the same Subordinated Debt Security and the Holder of every Subordinated Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Subordinated Debt Security Registrar, any Paying Agent, any Authenticating Agent, the Company in reliance thereon, whether or not notation of such action is made upon such Subordinated Debt Security or such other Subordinated Debt Security.

(e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution or an Officer’s Certificate, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Subordinated Debt Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Subordinated Debt Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Subordinated Debt Securities Indenture not later than six months after the record date.

Section 1.05. Notices, Etc. to Trustee or Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Subordinated Debt Securities Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing (which may be via facsimile or email delivery of a copy of such document) to the Trustee at its Corporate Trust Office, and the Trustee agrees to accept and act upon facsimile transmission or email delivery of written instructions pursuant to this Subordinated Debt Securities Indenture, provided, however, that (x) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (y) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions; or

(b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class air mail postage prepaid, to the Company, to the address of its principal office specified in the first paragraph of this Subordinated Debt Securities Indenture or at any other address previously furnished in writing to the Trustee by the Company.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Subordinated Debt Securities Indenture sent by unsecured e-mail, portable document format (PDF), facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received from the Company an incumbency certificate listing persons designated to give such instructions or directions and containing the titles and specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing, and provided further that the Trustee shall have no obligation or responsibility to confirm or verify that the instruction or direction was in fact sent by, or on behalf of, a person so designated to give instructions or directions. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding a conflict or inconsistency between such instructions and a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 1.06. Notice to Holders; Waiver. When this Subordinated Debt Securities Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if given in writing and mailed, first-class postage prepaid, to each Holder of a Subordinated Debt Security affected by such event in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act with respect to reports pursuant to Section 7.03(a).

For so long as the Subordinated Debt Securities of any series are represented by Global Securities, the Company will deliver a copy of all notices with respect to such series to the Holder (if the address of such Holder is known to the Company).

When notice to Holders of Subordinated Debt Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Subordinated Debt Securities Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.07. Language of Notices, Etc. Any notice under this Subordinated Debt Securities Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

Section 1.08. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Subordinated Debt Securities Indenture by any of the provisions of the Trust Indenture Act, such required provision of the Trust Indenture Act shall control. If at any future time any provision required to be included herein by the Trust Indenture Act as in force at the date as of which this Subordinated Debt Securities Indenture was executed or any limitation imposed by the Trust Indenture Act at such date on any provision otherwise included herein would not be so required or imposed (in whole or in part) if this Subordinated Debt Securities Indenture were executed at such future time, the Company and the Trustee may enter into one or more indentures supplemental hereto pursuant to Section 9.01 to change or eliminate (in whole or in part) such provision or limitation of this Subordinated Debt Securities Indenture in conformity with the requirements of the Trust Indenture Act as then in force, except that (subject to Article 9) no provision or limitation required to be included herein by Sections 310(a)(1) and (a)(2), 315(a), (c), (d)(l), (d)(2), (d)(3) and (e), 316(a)(1)(A), (a)(l)(B), (a)(2), (a) (last sentence) and (b) of the Trust Indenture Act as in force at the date as of which this Subordinated Debt Securities Indenture was executed may be so changed or eliminated.

Section 1.09. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.10. Successors and Assigns. All covenants and agreements in this Subordinated Debt Securities Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not.

Section 1.11. Separability Clause. In case any provision in this Subordinated Debt Securities Indenture or in the Subordinated Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.12. Benefits of Subordinated Debt Securities Indenture. Nothing in this Subordinated Debt Securities Indenture or in the Subordinated Debt Securities, express or implied, shall give to any Person, other than the parties hereto and any Subordinated Debt Securities Registrars or any Paying Agent or Calculation Agent with respect to any Subordinated Debt Securities and their successors hereunder, and the Holders of Subordinated Debt Securities, any benefit or any legal or equitable right, remedy or claim under this Subordinated Debt Securities Indenture.

Section 1.13. Governing Law. This Subordinated Debt Securities Indenture and the Subordinated Debt Securities shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions), except for Section 12.01, which shall be governed by and construed in accordance with the laws of Spain, and except that the authorization and execution of this Subordinated Debt Securities Indenture and the Subordinated Debt Securities shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of organization of the Company and the Trustee, as the case may be.

Section 1.14. Business Days and Legal Holidays. The terms of the Subordinated Debt Securities shall provide that, in any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity, of a Subordinated Debt Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Subordinated Debt Securities Indenture or the Subordinated Debt Securities other than a provision in the Subordinated Debt Securities that specifically states that such provision shall apply in lieu of this Section) payments of interest, if any (and premium, if any) or principal and the exchange of the Subordinated Debt Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment (or such other Business Day as shall be provided in such Subordinated Debt Security) with the same force and effect as if made on such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, provided that no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be.

Section 1.15. Appointment of Agent for Service. The Company has designated and appointed Banco Santander, S.A., New York Branch, 45 E. 53rd Street, New York, New York 10022, as its authorized agent (the “Authorized Agent”), which process may be served in any suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York arising out of or relating to the Subordinated Debt Securities or this Subordinated Debt Securities Indenture, but for that purpose only, and agrees that service of process upon said Authorized Agent shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York, New York. Such appointment shall be irrevocable so long as any of the Subordinated Debt Securities remain Outstanding until the appointment of a successor by the Company and such successor’s acceptance of such appointment. Upon such acceptance, the Company shall notify the Trustee of the name and address of such successor. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said Authorized Agent in full force and effect so long as any of the Subordinated Debt Securities shall be Outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company to take any such action. The Company hereby irrevocably submits (for the purposes of any such suit or proceeding) to the non-exclusive jurisdiction of any such court in which any such suit or proceeding is so instituted, and waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding. To the extent that the Company may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to or arising out of this Subordinated Debt Securities Indenture to claim for itself or its revenues, assets or properties immunity (whether by reason of sovereign immunity or otherwise) from suit, from the jurisdiction of any court (including, but not limited to, any court of the United States of America or the State of New York) or from any legal process with respect to itself or its property, from attachment prior to judgment, from set-off, from execution of a judgment, from the grant of injunctive relief, whether prior to or after judgment, or from any other legal process (including, without limitation, in relation to enforcement of any arbitration award), and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Company hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity and consents to the grant of any such relief.

Section 1.16. Calculation Agent. If the Company appoints a Calculation Agent pursuant to Section 3.01 with respect to any series of Subordinated Debt Securities, any determination of the interest rate on, or other amounts in relation to, such series of Subordinated Debt Securities in accordance with the terms of such series of Subordinated Debt Securities by such Calculation Agent shall (in the absence of manifest error, bad faith or willful misconduct) be binding on the Company, the Trustee and all Holders and (in the absence of manifest error, bad faith or willful misconduct) no liability to the Holders shall attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.

Section 1.17. Waiver of Jury Trial. EACH OF THE PARTIES HERETO, AND EACH HOLDER OF A SUBORDINATED DEBT SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBORDINATED DEBT SECURITIES INDENTURE, THE SUBORDINATED DEBT SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.18. Judgment Currency. Any payment on account of an amount that is payable in U.S. dollars (the “Required Currency”) which is made to or for the account of any Holder or the Trustee in lawful currency of any other jurisdiction (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Company shall constitute a discharge of the Company obligation under this Subordinated Debt Securities Indenture and the Subordinated Debt Securities only to the extent of the amount of the Required Currency such Holder or the Trustee, as the case may be, could purchase in the London foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first Business Day following receipt of the payment in the Judgment Currency. If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such Holder or the Trustee, as the case may be, the Company shall indemnify and hold harmless the Holder or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Subordinated Debt Securities Indenture or the Subordinated Debt Securities, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

ARTICLE 2

SUBORDINATED DEBT SECURITY FORMS

Section 2.01. Forms Generally. The Subordinated Debt Securities of each series shall be issuable in registered form and in such forms as shall be established by or pursuant to a Board Resolution of the Company, an Officer’s Certificate, or in one or more indentures supplemental hereto, pursuant to Section 3.01, in each case with such insertions, omissions, substitutions and other variations as are required or permitted by this Subordinated Debt Securities Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or rule or regulation made pursuant thereto or with the rules of any securities exchange or Depositary therefor, or as may, consistently herewith, be determined by the officers executing such Subordinated Debt Securities, all as evidenced by any such execution.

The Trustee’s certificates of authentication shall be in substantially the form set forth in Section 2.02 or Section 6.15.

Any definitive Subordinated Debt Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Subordinated Debt Securities may be listed, all as determined by the officers executing such Subordinated Debt Securities, as evidenced by their execution thereof.

Section 2.02. Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication shall be in substantially the following form:

CERTIFICATE OF AUTHENTICATION

This is one of the Subordinated Debt Securities of the series designated herein referred to in the within-mentioned Subordinated Debt Securities Indenture.

Date:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

ARTICLE 3

THE SUBORDINATED DEBT SECURITIES

Section 3.01. Amount Unlimited, Issuable in Series. The aggregate principal amount of Subordinated Debt Securities which may be authenticated and delivered under this Subordinated Debt Securities Indenture is unlimited. The Subordinated Debt Securities may be issued in one or more series.

There shall be established by or pursuant to a Board Resolution of the Company, or established by an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the initial issuance of Subordinated Debt Securities of any series,

(a) the title of the Subordinated Debt Securities of the series (which shall distinguish the Subordinated Debt Securities of the series from all other Subordinated Debt Securities);

(b) the price or prices (expressed as a percentage of the principal amount thereof) at which the Subordinated Debt Securities of the series shall be issued;

(c) any limit upon the aggregate principal amount of the Subordinated Debt Securities of the series which may be authenticated and delivered under this Subordinated Debt Securities Indenture (except for Subordinated Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Subordinated Debt Securities of the series pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 and except for any Subordinated Debt Securities which, pursuant to Section 3.03 are deemed never to have been authenticated and delivered hereunder);

(d) the date or dates, if any, on which the principal of (and premium, if any, on) the Subordinated Debt Securities of the series is payable;

(e) the rate or rates, if any, at which the Subordinated Debt Securities of the series shall accrue interest or the manner of calculation of such rate or rates, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable or the manner of determination of such Interest Payment Dates, if other than as specified in Section 3.07 and the Regular Record Date for the interest payable on any Interest Payment Date and any dates required to be established pursuant to Section 7.01;

(f) whether any premium, upon redemption or otherwise, shall be payable by the Company on Subordinated Debt Securities of the series, and whether such premium shall be redeemable at the option of the Company or the Holder;

(g) the place or places where the principal of (and premium, if any) and any interest on Subordinated Debt Securities of the series shall be payable, and the Paying Agent or Paying Agents who shall be authorized to pay principal of (and premium, if any) and interest on Subordinated Debt Securities of such series, at least one of such Paying Agents having offices or agencies in the Borough of Manhattan, The City of New York;

(h) other than with respect to any redemption of the Subordinated Debt Securities pursuant to Section 11.08, whether or not such series of Subordinated Debt Securities are to be redeemable, in whole or in part, at the Company’s option and, if so redeemable, the period or periods within which, the price or prices at which and the terms and conditions upon which, Subordinated Debt Securities of the series may be redeemed, including the date referred to in Section 11.08;

(i) the obligation, if any, of the Company to redeem or purchase Subordinated Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which Subordinated Debt Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(j) if other than denominations of $1,000 and any multiple thereof, the denominations in which Subordinated Debt Securities of the series in each applicable form shall be issuable;

(k) if other than the full principal amount thereof, the portion, or the manner of calculation of such portion, of the principal amount of Subordinated Debt Securities of the series which shall be payable upon a declaration of acceleration or acceleration of the Maturity thereof pursuant to Section 5.02, upon redemption of Subordinated Debt Securities of any series which are redeemable before their Stated Maturity, or which the Trustee shall be entitled to file and prove a claim pursuant to Section 5.04;

(l) if Additional Amounts, pursuant to Section 10.04, will not be payable;

(m) if other than Dollars, provisions, if any, for the Subordinated Debt Securities of the series to be denominated, and payments thereon to be made, in Foreign Currencies and specifying the Place of Payment and the manner of payment thereon and any other terms with respect thereto;

(n) if other than the coin or currency in which the Subordinated Debt Securities of that series are denominated, the coin or currency in which payment of the principal of (and premium, if any) or interest, if any, on the Subordinated Debt Securities of such series shall be payable;

(o) if the principal of (and premium, if any) or interest, if any, on the Subordinated Debt Securities of such series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Subordinated Debt Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(p) whether the Subordinated Debt Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and the initial Holder with respect to such Global Security or Subordinated Debt Securities;

(q) if the Subordinated Debt Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Subordinated Debt Security of such series or otherwise) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(r) if the amounts of payments of principal of (and premium, if any) or interest, if any, on the Subordinated Debt Securities of the series may be determined with reference to an index or are otherwise not fixed on the original issue date thereof, the manner in which such amounts shall be determined and the Calculation Agent, if any, who shall be appointed and authorized to calculate such amounts;

(s) any other Events of Default or covenants with respect to the Subordinated Debt Securities of such series;

(t) if other than as provided in Article 12, the subordination terms with respect to the Subordinated Debt Securities of the series;

(u) the forms of Subordinated Debt Securities of the series;

(v) any other terms of the series (which terms shall not be inconsistent with the provisions of this Subordinated Debt Securities Indenture, except as permitted by Section 9.01(d)); and

(w) the Trustee for such series of Subordinated Debt Securities who shall also be named in an indenture supplemental hereto for a particular series of Subordinated Debt Securities if the Trustee for such series is not the Trustee named in the first paragraph of this Subordinated Debt Securities Indenture.

All Subordinated Debt Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such action or in any such Officer’s Certificate or indenture supplemental hereto.

If the forms of Subordinated Debt Securities of any series, or any of the terms thereof, are established by action taken pursuant to a Board Resolution, a copy of the Board Resolution in respect thereof shall be delivered to the Trustee at or prior to the delivery of the Company Order pursuant to Section 3.03 for the authentication and delivery of such Subordinated Debt Securities.

Section 3.02. Denominations. The Subordinated Debt Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such specification with respect to Subordinated Debt Securities of any series, the Subordinated Debt Securities of each series shall be issuable in denominations of $1,000 each and any integral multiple thereof. Unless otherwise specified in accordance with Section 3.01, any Global Security issued and delivered to the Holder shall be issued in the form of units with each $1,000 principal amount of such Global Security constituting one unit.

Section 3.03. Execution, Authentication, Delivery and Dating. The Subordinated Debt Securities shall be executed on behalf of the Company by any one of the representatives of the Company authorized to do so by Board Resolution or by any member of the Board of Directors. The signature of any of these authorized representatives on the Subordinated Debt Securities may be manual or facsimile. Subordinated Debt Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Subordinated Debt Securities.

At any time and from time to time after the execution and delivery of this Subordinated Debt Securities Indenture, the Company may deliver Subordinated Debt Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Subordinated Debt Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Subordinated Debt Securities. In authenticating such Subordinated Debt Securities and accepting the additional responsibilities under this Subordinated Debt Securities Indenture in relation to such Subordinated Debt Securities the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Subordinated Debt Securities Indenture.

If all the Subordinated Debt Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel and an Officer’s Certificate at the time of issuance of each Subordinated Debt Security, but such opinion and certificate, with appropriate modifications, shall be delivered at or before the time of issuance of the first Subordinated Debt Security of such series. After any such first delivery, any separate request by the Company that the Trustee authenticate Subordinated Debt Securities of such series for original issue will be deemed to be a certification by the Company that all conditions precedent provided for in this Subordinated Debt Securities Indenture relating to authentication and delivery of such Subordinated Debt Securities continue to have been complied with.

The Trustee shall not be required to authenticate such Subordinated Debt Securities if the issue of such Subordinated Debt Securities pursuant to this Subordinated Debt Securities Indenture will affect the Trustee’s own rights, duties or immunities under the Subordinated Debt Securities and this Subordinated Debt Securities Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Each Subordinated Debt Security shall be dated the date of its authentication.

No Subordinated Debt Security appertaining thereto shall be entitled to any benefit under this Subordinated Debt Securities Indenture or be valid or obligatory for any purpose unless there appears on such Subordinated Debt Security a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual signature, and such certificate upon any Subordinated Debt

Security shall be conclusive evidence, and the only evidence, that such Subordinated Debt Security has been duly authenticated and delivered hereunder and that such Subordinated Debt Security is entitled to the benefits of this Subordinated Debt Securities Indenture. Notwithstanding the foregoing, if any Subordinated Debt Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Subordinated Debt Security to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Subordinated Debt Securities Indenture, such Subordinated Debt Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefit of this Subordinated Debt Securities Indenture.

Section 3.04. Temporary Subordinated Debt Securities. Pending the preparation of definitive Subordinated Debt Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Subordinated Debt Securities, substantially of the tenor of the definitive Subordinated Debt Securities in lieu of which they are issued, and, if applicable, which Subordinated Debt Securities may be printed, lithographed, typewritten, photocopied or otherwise produced. Temporary Subordinated Debt Securities shall be issuable as Subordinated Debt Securities in registered form in any authorized denomination, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Subordinated Debt Securities may determine, all as evidenced by such execution.

If temporary Subordinated Debt Securities of any series are issued, the Company will cause, if so required by the terms of such temporary Subordinated Debt Securities, definitive Subordinated Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Subordinated Debt Securities of such series, the temporary Subordinated Debt Securities of such series shall be exchangeable for definitive Subordinated Debt Securities of such series containing identical terms and provisions upon surrender of the temporary Subordinated Debt Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Subordinated Debt Securities of any series the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a like aggregate principal amount of definitive Subordinated Debt Securities of the same series of authorized denominations containing identical terms and provisions. Until so exchanged, unless otherwise provided therein or in a supplemental indenture relating thereto, the temporary Subordinated Debt Securities of any series shall in all respects be entitled to the same benefits (but shall be subject to all the limitations of rights) under this Subordinated Debt Securities Indenture as definitive Subordinated Debt Securities of such series.

Section 3.05. Registration, Registration of Transfer and Exchange. (a) Global Securities. This Section 3.05(a) shall apply to Global Securities unless otherwise specified, as contemplated by Section 3.01.

Except as otherwise specified as contemplated by Section 3.01 hereof, the Subordinated Debt Securities shall be initially issued and represented by one or more Global Securities in registered form which shall be authenticated as contemplated by this Subordinated Debt Securities Indenture.

Each Global Security authenticated under this Subordinated Debt Securities Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Subordinated Debt Security for all purposes of this Subordinated Debt Securities Indenture. Except as otherwise specified as contemplated by Section 3.01 hereof, each Global Security authenticated under this Subordinated Debt Securities Indenture shall be initially registered in the name of DTC or its nominee only.

Unless the Global Security is presented by an authorized representative of the Holder to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of a nominee of the Holder and any payment is made to such nominee, any transfer, pledge or other use of the Global Security for value or otherwise shall be wrongful since the registered owner of such Global Security, the nominee of the Holder, has an interest in such Global Security.

Except as otherwise specified as contemplated by Section 3.01 hereof, any Global Security shall be exchangeable for definitive Subordinated Debt Securities only as provided in this paragraph. A Global Security shall be exchangeable pursuant to this Section only (i) if the relevant Depositary notifies the Trustee that it is unwilling or unable to continue to act as Depositary and a successor depositary is not appointed by the Trustee within 120 days of such notification, (ii) if, in the event of a winding-up of the Company, the Company fails to make a payment on the Subordinated Debt Securities when due, or (iii) at any time if the Company at its option and in its sole discretion determines that the Global Securities of a particular series should be exchanged for definitive Subordinated Debt Securities of that series. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for, unless otherwise specified or contemplated by Section 3.01, definitive Subordinated Debt Securities bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, the same date or dates from which such interest shall accrue, the same Interest Payment Dates on which such interest shall be payable or the manner of determination of such Interest Payment Dates, redemption provisions, if any, specified currency and other terms and of differing denominations aggregating a like amount as the Global Security so exchangeable. Definitive Subordinated Debt Securities shall be registered in the names of the owners of the beneficial interests in such Global Securities as such names are from time to time provided by the Holder to the Trustee.

Any Global Security that is exchangeable pursuant to the preceding paragraph, unless otherwise specified as contemplated by Section 3.01, shall be exchangeable for Subordinated Debt Securities issuable in authorized denominations of a like aggregate principal amount and tenor.

No Global Security may be transferred except as a whole by the Holder to a nominee of the Holder or by the Holder or any such nominee to a successor of the Holder or a nominee of such successor. Except as provided above, owners solely of beneficial interests in a Global Security shall not be entitled to receive physical delivery of Subordinated Debt Securities in definitive form and will not be considered the holders thereof for any purpose under this Subordinated Debt Securities Indenture.

In the event that a Global Security is surrendered for redemption in part pursuant to Section 11.07, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed or unexchanged portion of the principal of the Global Security so surrendered.

The Agent Members and any other beneficial owners shall have no rights under this Subordinated Debt Securities Indenture with respect to any Global Security held on their behalf by a Holder, and such Holder may be treated by the Company, the Trustee, and any agent of the Company or the Trustee, as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Holder or (ii) impair, as between any such Holder or other clearance service and its Agent Members and Holders, the operation of customary practices governing the exercise of the rights of a holder of any security, including without limitation the granting of proxies or other authorization of participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Subordinated Debt Securities Indenture.

In connection with any exchange of interests in a Global Security for definitive Subordinated Debt Securities of another authorized form, as provided in this Section 3.05, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Subordinated Debt Securities in aggregate principal amount equal to the principal amount of such Global Security or the portion to be exchanged executed by the Company. On or after the earliest date on which such interests may be so exchanged, such Global Security shall be surrendered by the Holder to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Subordinated Debt Securities without charge (in which case the Company or Trustee may require payment of any taxes or governmental charges arising) and the Trustee shall authenticate and deliver, in exchange for each portion of such Global Security, an equal aggregate principal amount of definitive Subordinated Debt Securities of authorized denominations as the portion of such Global Security to be exchanged. Any Global Security that is exchangeable pursuant to this Section 3.05 shall be exchangeable for Subordinated Debt Securities issuable in the denominations specified as contemplated by Section 3.01 and registered in such names as the Holder of such Global Security shall direct. If a definitive Subordinated Debt Security is issued in exchange for any portion of a Global Security after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the relevant Interest Payment Date, interest will not be payable on such Interest Payment Date in respect of such definitive Subordinated Debt Security, but will be payable on such Interest Payment Date only to the Person to whom payments of interest in respect of such portion of such Global Security are payable.

A Depositary may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Subordinated Debt Securities Indenture with respect to the Subordinated Debt Securities.

(b) Except as otherwise specified pursuant to Section 3.01, Subordinated Debt Securities of any series may only be exchanged for a like aggregate principal amount of Subordinated Debt Securities of such series of other authorized denominations containing identical terms and provisions. Subordinated Debt Securities to be exchanged shall be surrendered at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, and the Company shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the Subordinated Debt Security or Subordinated Debt Securities of the same series which the Holder making the exchange shall be entitled to receive.

Except as otherwise specified pursuant to Section 3.01, the Company shall cause to be kept in the principal corporate trust office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Subordinated Debt Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Subordinated Debt Securities and of transfers of such Subordinated Debt Securities. Except as otherwise specified pursuant to Section 3.01, the Trustee is hereby appointed “Subordinated Debt Security Registrar” for the purpose of registering Subordinated Debt Securities and transfers of Subordinated Debt Securities as herein provided.

Subordinated Debt Securities shall be transferable only on the Subordinated Debt Security Register. Upon surrender for registration of transfer of any Subordinated Debt Security of any series, together with the form of transfer endorsed on it, duly completed and executed at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver to the address specified in the form of transfer, within three Business Days, in the name of the designated transferee or transferees, one or more new Subordinated Debt Securities of the same series of any authorized denominations containing identical terms and provisions, of a like aggregate principal amount. If only part of a Subordinated Debt Security is transferred, a new Subordinated Debt Security of an aggregate principal amount equal to the amount not being transferred shall be executed by the Company, and authenticated and delivered by the Trustee to the transferor, in the name of the transferor, within three Business Days after the Trustee acting as Paying Agent pursuant to Section 10.02 receives the Subordinated Debt Security. The new Subordinated Debt Security will be delivered to the transferor by uninsured post at the risk of the transferor to the address of the transferor appearing in the Subordinated Debt Security Register. A new Subordinated Debt Security of an aggregate principal amount equal to the amount being transferred shall be delivered by the Trustee to the transferee, in the name of the transferee, within three Business Days after the Trustee acting as Paying Agent pursuant to Section 10.02 receives the Subordinated Debt Security. The new Subordinated Debt Security will be delivered to the transferee by uninsured post at the risk of the transferee to the address of the transferee specified in the form of transfer.

All Subordinated Debt Securities issued upon any registration of transfer or exchange of Subordinated Debt Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Subordinated Debt Securities Indenture, as the Subordinated Debt Securities surrendered upon such registration of transfer or exchange.

Every Subordinated Debt Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Subordinated Debt Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Subordinated Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Subordinated Debt Securities, other than exchanges pursuant to Section 3.04, Section 9.06 or Section 11.07 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange any Subordinated Debt Security of any series during a period beginning at the opening of business 15 days before the day of the giving of a notice of redemption of Subordinated Debt Securities of such series selected for redemption under Section 11.03 and ending at the close of business on the day of the giving of such notice, or (ii) to register the transfer of or exchange any Subordinated Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Subordinated Debt Securities being redeemed in part.

Section 3.06. Mutilated, Destroyed, Lost and Stolen Subordinated Debt Securities. If any mutilated Subordinated Debt Security (including any Global Security) is surrendered to the Trustee, the Company may execute and the Trustee shall, in the case of a Subordinated Debt Security, authenticate and deliver in exchange therefor a new Subordinated Debt Security of the same series containing identical terms and provisions and of like amount, and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Subordinated Debt Security (including any Global Security) and (ii) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Subordinated Debt Security has been acquired by a bona fide purchaser, the Company shall execute and upon the Company’s request the Trustee shall authenticate and deliver in lieu of any such destroyed, lost or stolen

Subordinated Debt Security a new Subordinated Debt Security of the same series containing identical terms and provisions and of like amount, and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Subordinated Debt Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Subordinated Debt Security, pay such Subordinated Debt Security.

Upon the issuance of any new Subordinated Debt Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Subordinated Debt Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Subordinated Debt Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Subordinated Debt Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Subordinated Debt Securities Indenture equally and proportionately with any and all other Subordinated Debt Securities of that series duly issued hereunder.

The provisions of this Section, as amended or supplemented pursuant to this Subordinated Debt Securities Indenture, are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Subordinated Debt Securities.

Section 3.07. Payment; Interest Rights and Rights to Additional Amounts Preserved. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities, interest, if any, and any Additional Amounts on any Subordinated Debt Securities which is payable, and is paid or duly provided for, on any Interest Payment Date shall be paid to the Holder (including through a Paying Agent of the Company designated pursuant to Section 3.01 for collection by the Holder) at the close of business on the Regular Record Date.

In the case of Subordinated Debt Securities where payment is to be made in Dollars, payment at any Paying Agent’s office outside The City of New York will be made in Dollars by check drawn on, or, at the request of the Holder, by transfer to a Dollar account maintained by the payee with, a bank in The City of New York.

In the case of Subordinated Debt Securities where payment is to be made in a Foreign Currency, payment will be made as established pursuant to Section 3.01.

Any interest on and any Additional Amounts with respect to any Subordinated Debt Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date is herein called “Default Interest”. Default Interest on any Subordinated Debt Security of any series shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue then of having been such Holder, and such Default Interest may be paid by the Company, at its election, in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Default Interest to the Persons in whose names the Subordinated Debt Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Default Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Default Interest proposed to be paid on each Subordinated Debt Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Default Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Default Interest as in this clause provided. Thereupon the Company shall fix a Special Record Date for the payment of such Default Interest in respect of such Subordinated Debt Securities of such series which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after it delivers to the Trustee notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date and, in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Default Interest and the Special Record Date therefor to be given in the manner and to the extent provided in Section 1.06, not less than 10 days prior to such Special Record Date. The Trustee shall, at the instruction of the Company, in the name and at the expense of the Company, cause a similar notice to be published in an Authorized Newspaper of general circulation in the Borough of Manhattan, The City of New York, but such publication shall be not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Default Interest on the Subordinated Debt Securities of such series and the Special Record Date therefor having been so given, such Default Interest on the Subordinated Debt Securities of such series shall be paid in the case of Subordinated Debt Securities to the Persons in whose names such Subordinated Debt Securities (or their respective Predecessor Securities) are registered in the Subordinated Debt Security Register at the close of business on the Special Record Date, and such Default Interest shall no longer be payable pursuant to the following clause (b); or

(b) The Company may make payment of any Default Interest on the Subordinated Debt Securities of any series to the Persons in whose names the Subordinated Debt Securities are registered in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Subordinated Debt Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Subordinated Debt Security delivered under this Subordinated Debt Securities Indenture upon registration of transfer of or in exchange for or in lieu of any other Subordinated Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Subordinated Debt Security.

Section 3.08. Persons Deemed Owners. Prior to due presentment of a Subordinated Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Subordinated Debt Security is registered as the owner of such Subordinated Debt Security for the purpose of receiving payment of principal of (and premium, if any) and interest, if any, on and any Additional Amounts with respect to such Subordinated Debt Security and for all other purposes whatsoever, whether or not such Subordinated Debt Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. The aggregate principal amount of the Subordinated Debt Securities of any series shall be reflected on the books and records of the Subordinated Debt Security Registrar.

None of the Company, the Trustee, the Paying Agent or the Subordinated Debt Security Registrar shall have any responsibility or obligation to any beneficial owner in a Global Security, an Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Agent Member, with respect to any ownership interest in the Subordinated Debt Securities or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Subordinated Debt Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Subordinated Debt Securities and this Subordinated Debt Securities Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Security). The rights of beneficial owners in the Global Security shall be exercised only through the Depositary subject to the applicable procedures. The Company, the Trustee, the Paying Agent and the Subordinated Debt Security Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Company, the Trustee, the Paying Agent and the Subordinated Debt Security Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Subordinated Debt Securities Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Company, the Trustee, the Paying Agent or the Subordinated Debt Security Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any Agent Member or between or among the Depositary, any such Agent Member and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security or shall impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

Each Holder and beneficial owner that acquires its Subordinated Debt Security in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in this Subordinated Debt Securities Indenture and the Subordinated Debt Securities to the same extent as the Holders and beneficial owners of the Subordinated Debt Securities that acquire the Subordinated Debt Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Subordinated Debt Securities, including in relation to the Bail-in Power.

Section 3.09. Cancellation. All Subordinated Debt Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Subordinated Debt Securities previously authenticated and delivered hereunder and all Subordinated Debt Securities so delivered shall be promptly cancelled by the Trustee. No Subordinated Debt Securities shall be authenticated in lieu of or in exchange for any Subordinated Debt Securities cancelled as provided in this Section, except as expressly permitted by the provisions of the Subordinated Debt Securities of any series or pursuant to the provisions of this Subordinated Debt Securities Indenture. The Trustee shall deliver to the Company all cancelled Subordinated Debt Securities held by the Trustee.

Section 3.10. Computation of Interest. Except as otherwise specified pursuant to Section 3.01 for Subordinated Debt Securities of any series, payments of interest on the Subordinated Debt Securities of each series shall be computed on the basis of a 360- day year of twelve 30-day months.

Section 3.11. CUSIP Numbers. The Company in issuing any series of the Subordinated Debt Securities may use “CUSIP”, “ISIN” and/or “Common Code” and/or other similar numbers (if then generally in use) or any successor to such numbers and thereafter with respect to such series, the Trustee shall use “CUSIP”, “ISIN” and/or “Common Code” and/or other similar numbers or successor numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Subordinated Debt Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Subordinated Debt Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP”, “ISIN” and/or “Common Code” and/or other similar numbers or successor numbers.

Section 3.12. Additional Subordinated Debt Securities. The Company may, from time to time, without the consent of the Holders of the Subordinated Debt Securities of any series, issue additional Subordinated Debt Securities (“Additional Subordinated Debt Securities”) of one or more of the series of Subordinated Debt Securities issued under this Subordinated Debt Securities Indenture, having the same ranking and same interest rate, Maturity, redemption terms and other terms, except for the price to the public, original interest accrual date, issue date and first Interest Payment Date, as the Subordinated Debt Securities; provided, however, that such Additional Subordinated Debt Securities will not have the same CUSIP, ISIN or other identifying number as the Outstanding Subordinated Debt Securities of such series unless the Additional Subordinated Debt Securities are fungible with the Outstanding Subordinated Debt Securities for U.S. federal income tax purposes. Any such Additional Subordinated Debt Securities, together with the Subordinated Debt Securities of the applicable series, will constitute a single series of Subordinated Debt Securities under this Subordinated Debt Securities Indenture and shall be included in the definition of “Subordinated Debt Securities” in this Subordinated Debt Securities Indenture where the context requires.

Section 3.13. Correction of Minor Defects in or Amendment of Subordinated Debt Securities. If, after issuance of any Subordinated Debt Security (including any Global Security), the Company or the Trustee shall become aware of any ambiguity, defect or inconsistency in any term of a Subordinated Debt Security or Global Security, as the case may be, or, with respect to any Subordinated Debt Security (including any Global Security) issued on or after the date hereof, the Company and the Trustee agree to amend such Subordinated Debt Security as contemplated by Section 9.01(l), the parties hereto shall provide for the execution, authentication, delivery and dating of one or more replacement Subordinated Debt Securities or Global Securities, as the case may be, pursuant to Section 3.03 hereto.

Section 3.14. Payments Subject to Fiscal Laws. All payments in respect of the Subordinated Debt Securities will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment (including FATCA, any regulations or agreements thereunder, any official interpretation thereof, any intergovernmental agreements with respect thereto, or any law implementing an intergovernmental agreement or any regulations or official interpretations relating thereto), but without prejudice to the provisions of Section 10.04.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.01. Satisfaction and Discharge of Subordinated Debt Securities Indenture. This Subordinated Debt Securities Indenture shall upon Company Request, cease to be of further effect with respect to Subordinated Debt Securities of any series (except as to any surviving rights of registration of transfer or exchange of Subordinated Debt Securities of such series herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Subordinated Debt Securities Indenture with respect to the Subordinated Debt Securities of such series when:

(a) either

(i) all Subordinated Debt Securities of such series theretofore authenticated and delivered (other than (A) Subordinated Debt Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (B) Subordinated Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(ii) all such Subordinated Debt Securities not theretofore delivered to the Trustee for cancellation:

(A) have become due and payable or will become due and payable at their Stated Maturity within one year, or

(B) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, an amount in cash, or U.S. Government Obligations (with respect to Subordinated Debt Securities denominated in Dollars) or Foreign Government Securities (with respect to Subordinated Debt Securities denominated in the same Foreign Currency) maturing, in the case of (A) and (B) above, as to principal and interest, if any, in such amounts and at such times as will ensure the availability of cash sufficient without reinvestment, as confirmed by a letter from an internationally recognized firm of independent public accountants (which shall not be subject to the requirements of Section 1.02) in the form of an agreed-upon procedures letter in its then customary form, to pay, satisfy and discharge all claims with respect to such Subordinated Debt Securities not theretofore delivered to the Trustee for cancellation, in the case of (A) and (B) above, for principal (and premium, if any) and accrued interest, if any, to the date of such deposit (in the case of Subordinated Debt Securities which have become due and payable) or to the Redemption Date, as the case may be;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Subordinated Debt Securities of such series; and

(c) the Company has delivered to the Trustee an Officer’s Certificate, and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Subordinated Debt Securities Indenture with respect to the Subordinated Debt Securities of such series have been complied with.

In addition, upon the exercise of a Bail-in Power with respect to a series of Subordinated Debt Securities which results in the cancellation, or the conversion into other securities, of all the Amounts Due on such Subordinated Debt Securities or such Subordinated Debt Securities otherwise ceasing to be outstanding, this Subordinated Debt Securities Indenture shall be satisfied and discharged as to such series.

Notwithstanding any satisfaction and discharge of this Subordinated Debt Securities Indenture, the obligations of the Company to the Trustee under Section 6.08, the obligations of the Trustee to any Authenticating Agent under Section 6.15 and, if cash, U.S. Government Obligations and/or Foreign Government Securities shall have been deposited with the Trustee pursuant to subclause 4.01(a)(ii) of clause 4.01(a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge, including any termination under any bankruptcy law.

Section 4.02. Defeasance and Covenant Defeasance. (a) If, pursuant to Section 3.01, provision is made for either or both of (i) defeasance of the Subordinated Debt Securities of or within a series under subsection (b) of this Section 4.02 or (ii) covenant defeasance of the Subordinated Debt Securities of or within a series under subsection (c) of this Section 4.02, then such provisions, together with the other provisions of this Section 4.02 (with such modifications thereto as may be specified pursuant to Section 3.01 with respect to any Subordinated Debt Securities), shall be applicable to such Subordinated Debt Securities, and the Company may at its option by Company Order, at any time, with respect to such Subordinated Debt Securities elect to have Section 4.02(b) (if applicable) or Section 4.02(c) (if applicable) be applied to such Outstanding Subordinated Debt Securities upon compliance with the conditions set forth below in this Section 4.02.

(b) Upon the Company’s exercise of the above option applicable to this Section 4.02(b) with respect to any Subordinated Debt Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Subordinated Debt Securities, on the date the conditions set forth in subsection (d) of this Section 4.02 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Subordinated Debt Securities, and such Subordinated Debt Securities shall thereafter be deemed to be “Outstanding” only for the purposes of subsection (e) of this Section 4.02 and the other Sections of this Subordinated Debt Securities Indenture referred to in clauses (i) and (ii) below, and the Company shall be deemed to have satisfied all of its other obligations under such Subordinated Debt Securities and this Subordinated Debt Securities Indenture insofar as such Subordinated Debt Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Subordinated Debt Securities to receive, solely from the trust fund described in subsection (d) of this Section 4.02 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, and Additional Amounts on such Subordinated Debt

Securities when such payments are due, (ii) the Company’s obligations with respect to such Subordinated Debt Securities under Section 3.05, Section 3.06, Section 10.02 and Section 10.03 and with respect to the payment of Additional Amounts, if any, on such Subordinated Debt Securities as contemplated by Section 10.04, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 4.02. The Company may exercise its option under this Section 4.02(b) notwithstanding the prior exercise of its option under subsection (c) of this Section 4.02 with respect to such Subordinated Debt Securities.

(c) Upon the Company’s exercise of the above option applicable to this Section 4.02(c) with respect to any Subordinated Debt Securities of or within a series, the Company shall be released from, if specified pursuant to Section 3.01, their obligations under any other covenant, with respect to such Outstanding Subordinated Debt Securities on and after the date the conditions set forth in subsection (d) of this Section 4.02 are satisfied (hereinafter, “covenant defeasance”), and such Subordinated Debt Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration (and the consequences of any thereof) in connection with such other covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Subordinated Debt Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default, but, except as specified above, the remainder of this Subordinated Debt Securities Indenture and such Subordinated Debt Securities shall be unaffected thereby.

(d) The following shall be the conditions to application of subsection (b) or (c) of this Section 4.02 to any Outstanding Subordinated Debt Securities of or within a series:

(i) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.11 who shall agree to comply with the provisions of this Section 4.02 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Subordinated Debt Securities, (A) an amount in Dollars or in such Foreign Currency in which such Subordinated Debt Securities are then specified as payable at Stated Maturity, or (B) U.S. Government Obligations applicable to such Subordinated Debt Securities (determined on the basis of the Currency in which such Subordinated Debt Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Subordinated Debt Securities, money in an amount, or (C) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of an internationally recognized firm of Independent Public Accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (y) the principal of (and premium, if any) and interest, if any, on such Outstanding Subordinated Debt Securities on the Stated Maturity of such principal or installment of principal or interest and Additional Amounts and (z) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Subordinated Debt Securities on the day on which such payments are due and payable in accordance with the terms of this Subordinated Debt Securities Indenture and of such Subordinated Debt Securities.

(ii) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Subordinated Debt Securities Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

(iii) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Subordinated Debt Securities shall have occurred and be continuing on the date of the establishment of such trust and, with respect to legal defeasance only, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(iv) In the case of an election under subsection (b) of this Section 4.02, the Company shall have delivered to the Trustee an opinion of counsel of recognized standing stating that (A) the Company has received from the Internal Revenue Service a letter ruling, or there has been published by the Internal Revenue Service a Revenue Ruling, or (B) since the date of execution of this Subordinated Debt Securities Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of such Outstanding Subordinated Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred.

(v) In the case of an election under subsection (c) of this Section 4.02, the Company shall have delivered to the Trustee an opinion of counsel of recognized standing to the effect that the beneficial owners of such Outstanding Subordinated Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(vi) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all relevant Securities are in default within the meaning of such Act).

(vii) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, and rules and regulations adopted by the Commission thereunder, unless such trust shall be registered under such Act or exempt from registration thereunder.

(viii) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance under subsection (b) or (c) of this Section 4.02 (as the case may be) have been complied with.

(ix) Notwithstanding any other provisions of this Section 4.02(d), such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 3.01.

(e) Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (or other property as may be provided pursuant to Section 3.01) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 4.02(e), the “Trustee”) pursuant to subsection (d) of Section 4.02 in respect of any Outstanding Subordinated Debt Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Subordinated Debt Securities and this Subordinated Debt Securities Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Subordinated Debt Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

(f) Unless otherwise specified with respect to any Subordinated Debt Security pursuant to Section 3.01, if, after a deposit referred to in Section 4.02(d)(i) has been made, (i) the Holder of a Subordinated Debt Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 3.01 or the terms of such Subordinated Debt Security to receive payment in a Currency other than that in which the deposit pursuant to Section 4.02(d)(i) has been made in respect of such Subordinated Debt Security, or (ii) a Conversion Event occurs in respect of the Foreign Currency in which the deposit pursuant to Section 4.02(d)(i) has been made, the indebtedness represented by such Subordinated Debt Security thereof shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any), interest, if any, and Additional Amounts, if any, on such Subordinated Debt Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Subordinated Debt Security into the Currency in which such Subordinated Debt Security becomes payable as a result of such election or Conversion Event based on the applicable market exchange rate for such Currency in effect on the second Business Day prior to each payment date, except, with respect to a Conversion Event, for such Foreign Currency in effect at the time of the Conversion Event.

(g) Anything in this Section 4.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations (or other property and any proceeds therefrom) held by it as provided in subsection (d) of this Section 4.02 which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Section 4.02.

Section 4.03. Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all cash, U.S. Government Obligations and Foreign Government Securities deposited with the Trustee pursuant to Section 4.01 shall be held in trust and such cash and the proceeds from such U.S. Government Obligations and/or Foreign Government Securities shall be applied by it, in accordance with the provisions of the Subordinated Debt Securities of such series, and this Subordinated Debt Securities Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which such cash, U.S. Government Obligations and/or Foreign Government Securities have been deposited with the Trustee.

Section 4.04. Repayment to Company. The Trustee, the Calculation Agent and any Paying Agent promptly shall pay to the Company upon Company Request any excess money, U.S. Government Obligations and/or Foreign Government Securities held by them at any time with respect to any series of Subordinated Debt Securities.

Section 4.05. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 4 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Subordinated Debt Securities Indenture, the Subordinated Debt Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 4 until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 4; provided, however, that, if the Company has made any payment of principal of or interest on any Subordinated Debt Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Subordinated Debt Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or such Paying Agent.

ARTICLE 5

REMEDIES

Section 5.01. Events of Default. (a) Except as otherwise provided pursuant to Section 3.01, if any of the following events occurs and is continuing with respect to the Subordinated Debt Securities of any series it shall constitute an “Event of Default”:

(i) Non-payment: default is made in the payment of any interest or principal due in respect of the Subordinated Debt Securities of that series or any of them and such default continues for a period of seven days (or such other period as may be specified pursuant to Section 3.01).

(ii) Winding up: any order is made by any competent court or resolution passed for the winding up or dissolution of the Company (except in any such case for the purpose of reconstruction or a merger or amalgamation which has been previously approved by the holders of at least a majority of the outstanding principal amount of the Subordinated Debt Securities of that series or a merger with another institution in this case even without being approved by Holders of the Subordinated Debt Securities of such series, provided that any entity that survives or is created as a result of such merger is given a rating by an internationally recognized rating agency at least equal to the then current rating of the Company at the time of such merger).

(b) Neither a cancellation of the Subordinated Debt Securities of any series, a reduction, in part or in full, of the Amounts Due on the Subordinated Debt Securities of any series, the conversion thereof into another security or obligation of the Company or another person, in each case, as a result of the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the Company, nor the exercise of any Bail-in Power by the Relevant Resolution Authority or any other resolution power with respect to such Subordinated Debt Securities, will be an Event of Default or otherwise constitute non-performance of a contractual obligation, or entitle the Holders of the Subordinated Debt Securities of such series to any remedies, which are hereby expressly waived.

(c) No exercise of a resolution tool or resolution power by the Relevant Resolution Authority or any action in compliance therewith shall constitute an Event of Default.

Section 5.02. Enforcement of Remedies. (a) If an Event of Default occurs as set forth in paragraph (a)(i) of Section 5.01, then the Trustee or the Holders of at least 25% in outstanding principal amount of the Subordinated Debt Securities of that series may institute proceedings for the winding up or dissolution of the Company but may take no further action in respect of such default.

(b) If an Event of Default occurs as set forth in paragraph (a)(ii) of Section 5.01, then the Trustee or the Holders of at least 25% in outstanding principal amount of the Subordinated Debt Securities of that series may declare such Subordinated Debt

Securities of such series immediately due and payable whereupon the Subordinated Debt Securities of such series shall, when permitted by applicable Spanish insolvency law, become immediately due and payable at their Early Termination Amount together with all interest (if any) accrued thereon.

(c) Without prejudice to paragraphs (a)(i) and (a)(ii) of Section 5.01, the Trustee or the holders of at least 25% in outstanding principal amount of the Subordinated Debt Securities of any series may at their discretion and without further notice, institute such proceedings against the Company as they may think fit to enforce any obligation, condition or provision binding on the Company under the Subordinated Debt Securities of such series, provided that, except as provided in Section 5.01(a)(ii) winding-up above, the Company shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the Subordinated Debt Securities of such series sooner than the same would otherwise have been payable by it or any damages.

Section 5.03. Collection of Indebtedness and Suits for Enforcement by the Trustee. (a) If an Event of Default with respect to the Subordinated Debt Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Subordinated Debt Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Subordinated Debt Securities Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including the institution of proceedings in Spain (but not elsewhere) for the winding-up of the Company, provided that, except as provided in (b) of Section 5.02 above, the Company shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the Subordinated Debt Securities of such series sooner than the same would otherwise have been payable by it or any damages.

The Holders of Subordinated Debt Securities by their acceptance thereof will be deemed to have waived any right of set-off or counterclaim or combination of accounts with respect to the Subordinated Debt Securities or this Subordinated Debt Securities Indenture (or between the obligations under or in respect of any Subordinated Debt Securities and any liability owed by a Holder to the Company) that they might otherwise have against the Company, whether before or during a winding up of the Company.

Notwithstanding the foregoing, failure to make any payment in respect of a series of Subordinated Debt Securities shall not be an Event of Default in respect of such Subordinated Debt Securities if such payment is withheld or refused and the Company delivers an Opinion of Counsel concluding that such sums were not paid in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, provided, however, that the Trustee may by notice to the Company require the Company to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an Opinion of Counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case the Company shall forthwith take and expeditiously proceed with such action and shall be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the provisions of the preceding sentence shall cease to have effect and the payment shall become due and payable on the expiration of 14 days or seven days after the Trustee gives written notice to the Company informing it of such resolution.

No recourse for the payment of the principal of (or premium, if any) or interest, if any, on any Subordinated Debt Security, or for any claim based thereon, covenant or agreement of the Company in this Subordinated Debt Securities Indenture, or in any Subordinated Debt Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any successor corporation of either the Company, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that to the extent lawful all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Subordinated Debt Securities Indenture and the issue of the Subordinated Debt Securities of a series.

Section 5.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, winding-up or other judicial proceeding relative to the Company or to the property of the Company or such other obligor or their creditors (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency), the Trustee (irrespective of whether the principal of the Subordinated Debt Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal (and premium, if any) or interest, if any) and Additional Amounts shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding; provided that the Company shall not, as a result of the bringing of such proceedings, be obliged to pay any sum representing or measured by reference to principal, premium or interest on the Subordinated Debt Securities sooner than the same would otherwise have been payable by it. In particular, the Trustee shall be authorized to collect and receive any moneys and other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of a Subordinated Debt Security to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Holders or holders, to first pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 6.08.

Subject to Article 8 and Section 9.02, nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of any Subordinated Debt Security any plan of reorganization, arrangement, adjustment, or composition affecting any Subordinated Debt Securities or the rights of any Holder of any Subordinated Debt Security or to authorize the Trustee to vote in respect of the claim of any such Holder in any such proceeding.

The provisions of this Section 5.04 are subject to the provisions of Article 12.

Section 5.05. Trustee May Enforce Claims Without Possession of Subordinated Debt Securities. All rights of action and claims under this Subordinated Debt Securities Indenture or the Subordinated Debt Securities may be prosecuted and enforced by the Trustee without the possession of any of the Subordinated Debt Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel (subject, with regard to the Company, to the provisions of Article 12) be for the ratable benefit of the Holders of the Subordinated Debt Securities in respect of which such judgment has been recovered.

Section 5.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Subordinated Debt Securities Indenture, in respect of any series of Subordinated Debt Securities shall, subject to the provisions of Section 5.03 in relation to waiver and set-off and Article 12 in relation to subordination, be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or interest, if any, and Additional Amounts upon presentation of such Subordinated Debt Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts applicable to such series of Subordinated Debt Securities due and owing to the Trustee (including any predecessor Trustee) under Section 6.08;

SECOND: Subject to Section 12.01, to the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, if any, and Additional Amounts on such series of Subordinated Debt Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Subordinated Debt Securities for principal (and premium, if any) and interest, if any, respectively; and

THIRD: To the payment of the balance, if any, to the Company or any other Person or Persons legally entitled thereto.

Section 5.07. Limitation on Suits. No Holder of any Subordinated Debt Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Subordinated Debt Securities Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Subordinated Debt Securities of the same series specifying such Event of Default and stating that such notice is a “Notice of Default” hereunder;

(b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Subordinated Debt Securities of such series shall have made written request to the Trustee to institute proceedings in accordance with 5.02 to 5.05 hereof in respect of such Event of Default in its own name, as Trustee hereunder;

(c) such Holder of a Subordinated Debt Security has offered to the Trustee reasonable indemnity and/or security satisfactory to it (as determined by the Trustee in its sole discretion) against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Subordinated Debt Securities of such series;

it being understood and intended that no one or more Holders of Subordinated Debt Securities of a particular series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Subordinated Debt Securities Indenture to affect, disturb or prejudice the rights of any other such Holders or holders, or to obtain or to seek to obtain priority or preference over any other such Holders or holders or to enforce any right under this Subordinated Debt Securities Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Subordinated Debt Securities of such series.

Section 5.08. Unconditional Right of Holders to Receive Principal, Premium and Interest, if any, and Additional Amounts. Subject to Article 12 in relation to subordination of Subordinated Debt Securities and notwithstanding any other provision in this Subordinated Debt Securities Indenture, the Holder of any Subordinated Debt Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest, if any, and Additional Amounts on such Subordinated Debt Security on the respective Stated Maturities as expressed in such Subordinated Debt Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder of any Subordinated Debt Security has instituted any proceeding to enforce any right or remedy under this Subordinated Debt Securities Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Subordinated Debt Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of Subordinated Debt Securities shall continue as though no such proceeding had been instituted.

Section 5.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Subordinated Debt Securities in the last paragraph of Section 3.06 and without prejudice to Section 5.02, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Subordinated Debt Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, subject as aforesaid, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Subordinated Debt Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Subordinated Debt Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Subordinated Debt Securities, as the case may be.

Section 5.12. Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Subordinated Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee hereunder, or exercising any trust or power conferred on the Trustee hereunder with respect to the Subordinated Debt Securities of such series, provided that

(a) such direction shall not be in conflict with any rule of law or with this Subordinated Debt Securities Indenture or with the Subordinated Debt Securities of any series;

(b) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders of any Subordinated Debt Securities of any series not taking part in such direction with respect to which the Trustee is acting as the Trustee; and

(c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13. Waiver of Past Defaults. The Trustee may without prejudice to its rights in respect of any subsequent Event of Default from time to time and at any time waive any Event of Default or authorize any proposed Event of Default by the Company provided that in its opinion the interests of the Holders shall not be materially prejudiced thereby and, provided, further, that the Trustee shall not exercise any powers conferred on it by this clause in contravention of any notice in writing to the Trustee made pursuant to Section 5.07 hereof but no such notice shall affect any waiver or authorization previously given or made. The Holders of not less than a majority in aggregate principal amount of the Outstanding Subordinated Debt Securities of any series may on behalf of the Holders of all the Subordinated Debt Securities of such series waive any past Event of Default hereunder with respect to such series and its consequences, except an Event of Default

(a) in the payment of the principal of (or premium, if any) or interest, if any, and Additional Amounts on any Subordinated Debt Security of such series, or

(b) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Subordinated Debt Security of such series affected.

Upon any such waiver, such Event of Default shall cease to exist, and any Event of Default with respect to any series arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Subordinated Debt Securities Indenture, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

Section 5.14. Undertaking for Costs. All parties to this Subordinated Debt Securities Indenture agree, and each Holder of any Subordinated Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Subordinated Debt Securities Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant to such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Subordinated Debt Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Subordinated Debt Security on or after the respective Stated Maturities expressed in such Subordinated Debt Security (or, in the case of redemption, on or after the Redemption Date).

ARTICLE 6

THE TRUSTEE

Section 6.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Subordinated Debt Securities Indenture, and no implied covenants or obligations shall be read into this Subordinated Debt Securities Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Subordinated Debt Securities Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Subordinated Debt Securities Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Subordinated Debt Securities Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provision of this Subordinated Debt Securities Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i) this paragraph (c) shall not be construed to limit the effect of paragraphs (a) or (d) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Subordinated Debt Securities of any series, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Subordinated Debt Securities Indenture with respect to the Subordinated Debt Securities of such series.

(d) No provision of this Subordinated Debt Securities Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e) Whether or not therein expressly so provided, every provision of this Subordinated Debt Securities Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

Section 6.02. Spanish Tax Procedures and Obligations of the Trustee. In connection with each payment made on any Payment Date (as defined in Appendix 1 attached hereto) in respect of the issued Subordinated Debt Securities hereunder, the Trustee or Paying Agent shall comply with the tax procedures set forth in Appendix 1 hereto. The Trustee or Paying Agent shall have no duty or responsibility to comply with other Spanish tax obligations arising out of this Subordinated Debt Securities Indenture. The Company shall be responsible for the payment of any and all amounts due under the Subordinated Debt Securities. Therefore, the Trustee or Paying Agent shall not be liable for any amounts owed to any person due to its failure to properly comply with the tax procedures referred to in this Section 6.02 and Appendix 1 hereto, except such as may result from the negligence, willful misconduct or fraud of the Trustee or Paying Agent or any of its agents or employees. The Trustee or Paying Agent may request and rely conclusively upon any instructions from the Company in respect of any action necessary or required to be taken by the Trustee or Paying Agent pursuant to this Section 6.02 and Appendix 1 hereto; provided, however, in no event shall the Trustee or Paying Agent be required to expend or risk its own funds in the performance of any of its duties pursuant to this Section 6.02 and Appendix 1 hereto, or be obligated to take any legal or other action which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification and security.

Section 6.03. Notice of Defaults. Within 90 days after the occurrence of any Event of Default hereunder with respect to Subordinated Debt Securities of any series of which a Responsible Officer of the Trustee has received written notice of such Event of Default the Trustee shall transmit in the manner and to the extent provided in Section 1.06 to Holders of Subordinated Debt Securities of such series notice of such Event of Default hereunder of which the Trustee has received written notice, unless such Event of Default shall have been cured or waived; provided, however, that, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Holders of Subordinated Debt Securities of such series.

Section 6.04. Certain Rights of Trustee. Subject to the provisions of Section 6.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officer’s Certificate, or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, as the case may be, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Subordinated Debt Securities Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate and/or an Opinion of Counsel;

(d) the Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in conclusive reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Subordinated Debt Securities Indenture at the request or direction of any of the Holders pursuant to this Subordinated Debt Securities Indenture, unless such Holders shall have offered to the Trustee reasonable security and/or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; at the sole reasonable cost and expense of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation; provided that the Trustee shall not be entitled to such information which the Company is prevented from disclosing as a matter of law or contract;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Subordinated Debt Securities Indenture, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(i) anything in this Subordinated Debt Securities Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss or profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence or otherwise;

(j) the Trustee shall not be liable with respect to any Losses arising from action taken or omitted to be taken by it in good faith in accordance with any instruction or communication received by email from any person reasonably believed by the Trustee to be authorized by the Company to send such instruction or communication, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(k) the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has received written notice of such an Event of Default at the Corporate Trust Office of the Trustee, and such notice references the Subordinated Debt Securities and/or this Subordinated Debt Securities Indenture;

(l) the Trustee shall not be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, strikes, work stoppages, civil or military disturbances, nuclear or natural catastrophes, fire, riot, embargo, loss or malfunctions of utilities, communications or computer (software and hardware) services, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Subordinated Debt Securities Indenture;

(m) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(n) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Subordinated Debt Securities Indenture, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 6.05. Not Responsible for Recitals or Issuance of Subordinated Debt Securities. The recitals contained herein and in the Subordinated Debt Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Subordinated Debt Securities Indenture or of the Subordinated Debt Securities, except that the Trustee represents and warrants that it has duly authorized, executed and delivered this Subordinated Debt Securities Indenture. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Subordinated Debt Securities or the proceeds thereof. The Trustee shall not be responsible to make any calculation with respect to any matter under this Subordinated Debt Securities Indenture other than as specifically provided for herein.

The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Subordinated Debt Securities Indenture.

No provision of this Subordinated Debt Securities Indenture shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts, receive or obtain any interest in property or exercise any interest in property, or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, taxation or other consequences that, in the sole determination of the Trustee, are adverse to the Trustee, or in which the Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, to receive or obtain any such interest in property or to exercise any such right, power, duty or obligation.

Section 6.06. May Hold Subordinated Debt Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Subordinated Debt Security Registrar and any Calculation Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Subordinated Debt Securities and, subject to 6.09 and 6.14, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Subordinated Debt Security Registrar, Calculation Agent or such other agent.

Section 6.07. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 6.08. Compensation and Reimbursement.

The Company agrees

(a) to pay to the Trustee from time to time compensation for all services rendered by it hereunder as agreed upon in writing by the Company from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Subordinated Debt Securities Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined by a court of competent jurisdiction to have been caused by its own negligence or bad faith; and

(c) to indemnify the Trustee (which for purposes of this subparagraph Section 6.08(c) shall be deemed to include its directors, officers, employees and agents) or any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, claim, damage or expense (including legal fees and expenses) and taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection enforcing the provisions of this Section, but excluding any tax liabilities of the Trustee in respect of its net profits.

In addition to, but without prejudice to its other rights under this Subordinated Debt Securities Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01, the fees, costs and expenses (including the charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The Trustee shall notify the Company in writing of the commencement of any action or claim in respect of which indemnification may be sought promptly after a Responsible Officer of the Trustee becomes aware of such commencement (provided that the failure to make such notification shall not affect the Trustee’s rights hereunder) and the Company shall be entitled to participate in, and to the extent it shall wish, to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Trustee. If the Company and the Trustee are being represented by the same counsel and the Company has assumed the defense of the claim, the Trustee shall not be authorized to settle a claim without the written consent of the Company, which consent shall not be unreasonably withheld.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a senior lien to which the Subordinated Debt Securities are hereby made subordinate, upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on the Subordinated Debt Securities.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

The Trustee’s rights to payment of its fees, reimbursement and indemnity under, and its lien provided for in, this Section 6.08 shall survive the payment in full of the Subordinated Debt Securities, the satisfaction and discharge of this Subordinated Debt Securities Indenture, the resignation or removal of the Trustee, the termination for any reason of this Subordinated Debt Securities Indenture and the exercise of the Bail-in Power and the other relevant resolution tools by the Relevant Resolution Authority.

Section 6.09. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, Section 310(b) of the Trust Indenture Act and this Subordinated Debt Securities Indenture.

Section 6.10. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder with respect to each series which shall be a Person organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State or District of Columbia authority and having a corporate trust office or agency in the Borough of Manhattan, The City of New York, New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

Section 6.11. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.12.

(b) The Trustee may resign at any time with respect to the Subordinated Debt Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.12 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Subordinated Debt Securities of such series.

(c) The Trustee may be removed at any time with respect to the Subordinated Debt Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Subordinated Debt Securities of such series delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.12 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Subordinated Debt Securities of such series.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 6.09 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Subordinated Debt Security of the series as to which the Trustee has a conflicting interest for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 6.10 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Subordinated Debt Security for at least six months, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge, or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

(iv) the Trustee shall fail to perform its obligations to the Company under this Subordinated Debt Securities Indenture in any material respect,

then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to any or all series of Subordinated Debt Securities or (B) subject to Section 5.14 (and except in the case of subparagraph 6.11(d)(iv) above), any Holder who has been a bona fide Holder of a Subordinated Debt Security for at least six months (and, in the case of Section 6.11(d)(i) above, who is a Holder of a Subordinated Debt Security of the series as to which the Trustee has a conflicting interest) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Subordinated Debt Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Subordinated Debt Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Subordinated Debt Securities of such series (it being understood that any successor Trustee may be appointed with respect to the Subordinated Debt Securities of one or more or all of such series and at any time there shall be only one Trustee with respect to the Subordinated Debt Securities of any particular series), and shall comply with the applicable requirements of Section 6.12. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Subordinated Debt Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Subordinated Debt Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.12, become the successor Trustee with respect to the Subordinated Debt Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Subordinated Debt Securities of any series shall have been so appointed by the Company or the Holders of Subordinated Debt Securities of such series and accepted appointment in the manner hereinafter required by Section 6.12, any Holder who has been a bona fide Holder of a Subordinated Debt Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Subordinated Debt Securities of such series.

(f) The Company shall give notice to Holders of each resignation and each removal of the Trustee with respect to the Subordinated Debt Securities of any series and each appointment of a successor Trustee with respect to the Subordinated Debt Securities of any series to the Holders in the manner and to the extent provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Subordinated Debt Securities of such series and the address of its Corporate Trust Office.

Section 6.12. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee with respect to all Subordinated Debt Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges and subject to its lien provided for in Section 6.08, execute and deliver an instrument transferring to such successor Trustee, all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Subordinated Debt Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Subordinated Debt Securities of such series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Subordinated Debt Securities of such series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Subordinated Debt Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Subordinated Debt Securities of such series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Subordinated Debt Securities Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Subordinated Debt Securities of such series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Subordinated Debt Securities of such series to which the appointment of such successor Trustee relates, subject to the lien provided for in Section 6.08.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 6.12, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 6.

Section 6.13. Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Subordinated Debt Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Subordinated Debt Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Subordinated Debt Securities.

Section 6.14. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Subordinated Debt Securities of a series), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.15. Appointment of Authenticating Agent. The Trustee may at any time appoint an Authenticating Agent or Agents with respect to one or more series of Subordinated Debt Securities which shall be authorized to act on behalf of the Trustee to authenticate Subordinated Debt Securities of such series upon original issue, or issued upon exchange, registration of transfer or partial redemption thereof or in lieu of destroyed, lost or stolen Subordinated Debt Securities, and Subordinated Debt Securities so authenticated shall be entitled to the benefits of this Subordinated Debt Securities Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Subordinated Debt Securities Indenture to the authentication and delivery of Subordinated Debt Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation or national banking association organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by

Federal or State or District of Columbia authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.15, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Section 6.15, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.15, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice to the Holders of Subordinated Debt Securities in the manner and to the extent provided in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.15.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.15.

If an appointment with respect to one or more series is made pursuant to this Section, the Subordinated Debt Securities of such series may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantively the following form:

This is one of the Subordinated Debt Securities referred to in the within-mentioned Subordinated Debt Securities Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
as Authenticating Agent

By:
Authorized Signatory

Section 6.16. Appointment of Additional Trustees. The Company may appoint a Trustee for a particular series of Subordinated Debt Securities other than the Trustee named in the first paragraph of this Subordinated Debt Securities Indenture by executing and delivering an indenture supplemental hereto where such Trustee accepts such appointment as contemplated by Section 3.01(w) and Section 9.01(k) (it being understood that at any time there shall be only one Trustee with respect to the Subordinated Debt Securities of any particular series); provided that, at the time of such acceptance, such Trustee shall be qualified and eligible under this Article 6. Upon such acceptance, such Trustee shall be vested with all the rights, powers, trusts and duties of a Trustee under this Subordinated Debt Securities Indenture with respect to the Subordinated Debt Securities of such series.

Section 6.17. Tax Withholding. Any amounts to be paid by the Company on the Subordinated Debt Securities shall be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and the Company shall not be required to pay Additional Amounts on account of any FATCA Withholding Tax.

Any Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Subordinated Debt Securities and this Subordinated Debt Securities Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the Paying Agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. In all cases, the Paying Agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent as described in this paragraph will be treated as paid to the Holder of the Subordinated Debt Securities, and the Company will not pay Additional Amounts in respect of such deduction or withholding, except to the extent required under Section 10.04.

ARTICLE 7

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01. The Company to Furnish Trustee Names and Addresses of Holders. The Company with respect to any series of Subordinated Debt Securities, will furnish or cause to be furnished to the Trustee;

(a) not more than 15 days after each Regular Record Date (or after each of the dates to be specified for such purpose for non-interest bearing Subordinated Debt Securities and Subordinated Debt Securities on which interest is paid less frequently than quarterly as contemplated by Section 3.01), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Subordinated Debt Securities as of such Regular Record Date or such specified date, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

The Company need not furnish or cause to be furnished to the Trustee pursuant to this Section 7.01 the names and addresses of Holders of Subordinated Debt Securities so long as the Trustee acts as Subordinated Debt Security Registrar with respect to such series of Subordinated Debt Securities.

Section 7.02. Preservation of Information; Communication to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders (i) contained in the most recent list furnished to the Trustee as provided in Section 7.01 and (ii) received by the Trustee in its capacity as Paying Agent or Subordinated Debt Security Registrar (if so acting). The Trustee may dispose of any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b) The rights of the Holders of Subordinated Debt Securities of any series to communicate with other Holders with respect to their rights under this Subordinated Debt Securities Indenture or under the Subordinated Debt Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder, by receiving and holding a Subordinated Debt Security, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(b) or otherwise made pursuant to the Trust Indenture Act.

Section 7.03. Reports by Trustee.

(a) On or before May 15 in each year following the date hereof, so long as any Subordinated Debt Securities are Outstanding hereunder, the Trustee shall transmit to Holders as provided in the Trust Indenture Act a brief report dated as of a date required by and in compliance with the Trust Indenture Act.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which the Trustee has been notified that the Subordinated Debt Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when Subordinated Debt Securities are listed on any securities exchange.

Section 7.04. Reports by the Company. The Company shall:

(a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate);

(b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Subordinated Debt Securities Indenture as may be required from time to time by such rules and regulations. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate); and

(c) transmit to Holders, in the manner and to the extent required by the Trust Indenture Act, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

(d) The Trustee may conclusively presume that the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise is complying with such reporting requirements unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office of the Trustee a written notification from the Company stating otherwise. The Trustee shall have no duty to examine any information, reports or other documents filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act, and need make no determination as to whether they comply with the requirements of this Section 7.04, its sole duty in respect thereof being to place them in its files and make them available for inspection by any Holder upon reasonable request during normal business hours.

ARTICLE 8

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 8.01. Company May Consolidate, Etc., Only on Certain Terms. The Company may, without the consent of Holders of any Subordinated Debt Securities of any series Outstanding under this Subordinated Debt Securities Indenture, consolidate or amalgamate with or merge into any other corporation or convey or transfer or lease its properties and assets substantially as an entirety to any Person, provided that:

(a) the corporation formed by or into which the Company is consolidated, amalgamated or merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety (i) shall be a company organized and existing under the laws of any part of the European Union, and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, in the case of the Company, the due and punctual payment of the principal of (and premium, if any) and interest and Additional Amounts, if any, on all the Subordinated Debt Securities in accordance with the provisions of such Subordinated Debt Securities and this Subordinated Debt Securities Indenture and the performance of every covenant of this Subordinated Debt Securities Indenture on the part of the Company to be performed or observed;

(b) immediately after giving effect to such consolidation, amalgamation, merger, conveyance or transfer, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.02. Successor Corporation Substituted. In the event of any merger, consolidation, sale, conveyance permitted by Section 8.01 and Section 5.01 above, Additional Amounts under the Subordinated Securities will thereafter be payable in respect of taxes imposed by the acquiring corporation’s, or the resulting corporation’s, jurisdiction of incorporation or tax residence (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts pursuant to Section 10.04, as the case may be, in respect of taxes imposed by the laws of the Kingdom of Spain) rather than taxes imposed by the Kingdom of Spain. Additional Amounts with respect to payments of interest or principal due prior to the date of such merger, consolidation, sale, conveyance or lease will be payable only in respect of taxes imposed by the Kingdom of Spain. The acquiring or resulting corporation will also be entitled to redeem the Subordinated Debt Securities in the circumstances described in Section 11.08 with respect to any change or amendment to, or change in the application or official interpretation of the laws or regulations of such jurisdiction, which change or amendment must occur subsequent to the date of any merger, consolidation, sale, conveyance or lease permitted by Section 8.01 and Section 5.01 if the successor entity is not incorporated or tax resident in the Kingdom of Spain. In the event of assumption of the Company’s obligations in connection with a merger, consolidation, sale or conveyance of substantially all of its assets, the Company shall be released from all obligations and covenants under this Subordinated Debt Securities Indenture or the Subordinated Debt Securities and the successor corporation formed by such consolidation or amalgamation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Subordinated Debt Securities Indenture with the same effect as if such successor corporation had been named as the Company.

Section 8.03. Assumption of Obligations. Subject to the prior consent of the European Central Bank, if required, any direct or indirect subsidiary of the Company may assume the obligations of the Company (a “successor entity”) under the Subordinated Debt Securities of any series without the consent of the Holders of such series, provided that:

(a) the successor entity shall expressly assume such obligations by an amendment to this Subordinated Debt Securities Indenture, executed by the Company and such successor entity, if applicable, and delivered to the Trustee, in form satisfactory to the Trustee and the Company shall, by amendment to this Subordinated Debt Securities Indenture, unconditionally guarantee all of the obligations of such successor entity under the Subordinated Debt Securities of such series and this Subordinated Debt Securities Indenture as so modified by such amendment;

(b) immediately after giving effect to such assumption of obligations, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such assumption complies with this Article and that all conditions precedent herein provided for relating to such assumption have been complied with.

Upon any such assumption, the successor entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this

Subordinated Debt Securities Indenture with respect to any such Subordinated Debt Securities with the same effect as if such successor entity had been named as the Company in this Subordinated Debt Securities Indenture, and the Company or any legal and valid successor corporation which shall theretofore have become such in the manner prescribed herein, shall be released from all liability as obligor upon any such Subordinated Debt Securities except as described in the following paragraph.

In the event of any assumption, Additional Amounts under the Subordinated Debt Securities will be payable in respect of taxes imposed by the assuming corporation’s jurisdiction of incorporation or tax residence (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts pursuant to Section 10.04 in respect of taxes imposed by the laws of the Kingdom of Spain) on payments of interest or principal made on or subsequent to the date of such assumption. Additional Amounts with respect to payments of interest or principal due prior to the date of such assumption will be payable only in respect of taxes imposed by the Kingdom of Spain. The direct or indirect subsidiary thereof that assumes the obligations of the Company in such cases will also be entitled to redeem the Securities in the circumstances described in Section 11.08 with respect to any change or amendment to, or change in the application or official interpretation of the laws or regulations of such jurisdiction, which change or amendment must occur subsequent to the date of any such assumption if the assuming entity is not incorporated or tax resident in the Kingdom of Spain. In the event of any such assumption, all obligations of the Company under the Securities shall immediately be discharged.

Section 8.04. Substitution and Variation. If a Capital Disqualification Event or an event that would entitle the Company to redeem the Subordinated Debt Securities of any series as set forth in Section 11.08 occurs and is continuing, the Company may substitute all (but not some) of the Subordinated Debt Securities of any series or modify the terms of all (but not some) of the Subordinated Debt Securities of such series, without any requirement for the consent or approval of the holders of the Subordinated Debt Securities of such series, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than 30 nor more than 60 days’ notice to the Holders of such series in accordance with Section 1.06 and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation), and subject to obtaining Regulator consent, if required.

Any such notice shall specify the relevant details of the manner in which such substitution or variation shall take effect and where the Holders of such series can inspect or obtain copies of the new terms and conditions of the Subordinated Debt Securities of such series. Such substitution or variation will be effected without any cost or charge to such Holders.

The Subordinated Debt Securities of any series shall cease to bear interest from (an including) the date of substitution thereof.

Any Holder or beneficial owner of the Subordinated Debt Securities of any series shall, by virtue of its acquisition of the Subordinated Debt Securities of any series or any beneficial interest therein, be deemed to accept the substitution or variation of the terms of the Subordinated Debt Securities of such series as set forth in this Section 8.04 and to grant to the Company full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such Holder which is necessary or convenient to complete the substitution or variation of the terms of the Subordinated Debt Securities of such series, as applicable.

ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution of the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Subordinated Debt Securities;

(b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Subordinated Debt Securities (and, if such covenants are to be for the benefit of fewer than all series of Subordinated Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

(c) to add any additional Events of Default;

(d) to change or eliminate any of the provisions of this Subordinated Debt Securities Indenture, or any supplemental indenture, provided that any such change or elimination shall become effective only when there is no Outstanding Subordinated Debt Security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or as to which such supplemental indenture would apply;

(e) to secure the Subordinated Debt Securities;

(f) to establish the form or terms of Subordinated Debt Securities of any series as permitted by Section 2.01 or 3.01;

(g) to change any Place of Payment, so long as the Place of Payment as required by Section 3.01 is maintained in The City of New York;

(h) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or in any supplemental indenture;

(i) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Subordinated Debt Securities of one or more series and to add to or change any of the provisions of this Subordinated Debt Securities Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.12(b);

(j) to change or eliminate any provision of this Subordinated Debt Securities Indenture as permitted by Section 1.08;

(k) to name a Trustee for a particular series of Subordinated Debt Securities other than the Trustee named in the first paragraph of this Subordinated Debt Securities Indenture and to provide for the appropriate changes related to such appointment for a particular series of Subordinated Debt Securities; or

(l) with respect to any Subordinated Debt Security (including a Global Security) issued on or after the date hereof, to amend any such Subordinated Debt Security to conform to the description of the terms of such Subordinated Debt Security in the prospectus, prospectus supplement, product supplement, pricing supplement or any other similar offering document related to the offering of such Subordinated Debt Security.

Section 9.02. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Subordinated Debt Securities of each series affected by such supplemental Subordinated Debt Securities Indenture (voting as a class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Subordinated Debt Securities Indenture or of modifying in any manner the rights of the Holders of Subordinated Debt Securities of such series under this Subordinated Debt Securities Indenture; provided, however, that no such supplemental indenture may, without the consent of the Holder of each Outstanding Subordinated Debt Security affected thereby,

(a) change the Stated Maturity, if any, of any principal amount or any interest amounts in respect of any such Subordinated Debt Security, reduce the principal amount thereof or the rate of interest and Additional Amounts, if any, thereon, or any premium payable upon the redemption thereof, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the Maturity thereof pursuant to Section 5.02, or change the obligation of the Company (or its successor) to pay Additional Amounts pursuant to Section 10.04 (except as contemplated by Section 8.01(a) and permitted by Section 9.01(a)) on the Subordinated Debt Securities, or the currency of payment of the principal amount of, premium, if any, or interest on, any such Subordinated Debt Security, or change the Place of Payment, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or the date any such payment is otherwise due and payable (or, in the case of redemption, on or after the Redemption Date); or

(b) reduce the percentage in aggregate principal amount of the Outstanding Subordinated Debt Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Subordinated Debt Securities Indenture or of certain defaults hereunder and their consequences) provided for in this Subordinated Debt Securities Indenture; or

(c) modify the subordination provisions of Article 12 or Section 13.02; or

(d) modify any of the provisions of this Section 9.02 or Section 5.13 except to increase any such percentage or to provide that certain other provisions of this Subordinated Debt Securities Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Subordinated Debt Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to the “Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 6.12(b) and 9.01(j); or

(e) change in any manner adverse to the interests of the Holders of any Subordinated Debt Securities, the subordination provisions of the Subordinated Debt Securities or the terms and conditions of the obligations of the Company in respect of the due and punctual payment of any amounts due and payable on the Subordinated Debt Securities.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of this Subordinated Debt Securities Indenture which has expressly been included solely for the benefit of one or more particular series of Subordinated Debt Securities, or which modifies the rights of the Holders of Subordinated Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Subordinated Debt Securities Indenture of the Holders of Subordinated Debt Securities of any other series.

Section 9.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Subordinated Debt Securities Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Subordinated Debt Securities Indenture and that such supplemental indenture constitutes a valid and binding obligation of the Company subject to customary exceptions. The Trustee may, but shall not be obliged to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Subordinated Debt Securities Indenture or otherwise.

Section 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Subordinated Debt Securities Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Subordinated Debt Securities Indenture for all purposes; and every Holder of Subordinated Debt Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, except as otherwise expressed therein.

Section 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06. Reference in Subordinated Debt Securities to Supplemental Indentures. Subordinated Debt Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Subordinated Debt Securities of any series so modified as to conform, in the opinion of the Trustee, the Company, to any such supplemental indenture may be prepared and executed by the Company and such Subordinated Debt Securities may be authenticated and delivered by the Trustee in exchange for Outstanding Subordinated Debt Securities of such series.

ARTICLE 10

COVENANTS

Section 10.01. Payment of Principal, Premium, and Interest. The Company covenants and agrees for the benefit of each series of Subordinated Debt Securities that it will (subject to Section 3.07 and to the subordination provisions in Article 12 and to Section 13.02) duly and punctually pay to the Holders the principal of (and premium, if any) and interest, if any, and Additional Amounts on the Subordinated Debt Securities of that series in accordance with the terms of the Subordinated Debt Securities and this Subordinated Debt Securities Indenture. Except as otherwise specified, as contemplated by Section 3.01 hereof, the Trustee shall act as Paying Agent with respect to any series of Subordinated Debt Securities.

Section 10.02. Maintenance of Office or Agency. The Company will maintain in each Place of Payment for any series of Subordinated Debt Securities an office or agency where Subordinated Debt Securities of that series may be presented or surrendered for payment, where Subordinated Debt Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Subordinated Debt Securities of that series and this Subordinated Debt Securities Indenture may be served; provided, however, that at the option of the Company in the case of definitive Subordinated Debt Securities of such series, payment of any interest thereon may be made by check mailed to the address of the Person entitled herein as such address shall appear in the Subordinated Debt Security Register. With respect to the Subordinated Debt Securities of any series, such office or agency in each Place of Payment shall be specified as contemplated by Section 3.01, and if not so specified, initially shall be 225 Liberty Street, New York, New York, 10286. Unless otherwise specified pursuant to Section 3.01, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Company in respect of Subordinated Debt Securities of any series and this Subordinated Debt Securities Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Subordinated Debt Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of any obligation to maintain an office or agency in each Place of Payment (except as otherwise indicated in this Section) for Subordinated Debt Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.03. Money for Payments to be Held in Trust. If the Company shall at any time act as Paying Agent with respect to the Subordinated Debt Securities of any series, it will, on or before each due date for payment of the principal of (and premium, if any) or interest, if any, if any, on any of the Subordinated Debt Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Subordinated Debt Securities, it will, prior to each due date for payment of the principal of (and premium, if any) or interest, if any, on any Subordinated Debt Securities of that series deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or its failure so to act. Unless otherwise specified as contemplated by Section 3.01, the Trustee shall be the Company’s Paying Agent. The Company will cause each Paying Agent for any series of Subordinated Debt Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on Subordinated Debt Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any default by the Company (or any other obligor upon the Subordinated Debt Securities of that series) in the making of any payment, when due and payable, or principal of (and premium, if any) or interest, if any, on Subordinated Debt Securities of that series; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at the time, for the purpose of obtaining the satisfaction and discharge of this Subordinated Debt Securities Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest, if any, on any Subordinated Debt Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest, if any, have become due and payable shall be paid to the Company, on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Subordinated Debt Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published at least once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Company.

Section 10.04. Additional Amounts. Unless otherwise specified pursuant to Section 3.01, all amounts payable (whether in respect of principal, redemption amount, interest or otherwise) in respect of any series of Subordinated Debt Securities will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, the Company shall pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holders of the Subordinated Debt Securities of the particular series of such amounts as would have been received by them had no such withholding or deduction been required.

The Company shall not be required to pay any Additional Amounts in respect of any series of Subordinated Debt Securities:

(i) to, or to a third party on behalf of, a Holder if the Holder or the beneficial owner of Subordinated Debt Securities is liable for such taxes, duties, assessments or governmental charges in respect of such Subordinated Debt Securities by reason of his having some connection with Spain other than the mere holding of a Subordinated Debt Security; or

(ii) to, or to a third party on behalf of, a Holder in respect of whose series of Subordinated Debt Securities the Company does not receive such information as may be required in order to comply with the applicable Spanish tax reporting obligations, including but not limited to the receipt in a timely manner of a duly executed and completed certificate in accordance with Law 10/2014 and Royal Decree 1065/2007, as amended, and any implementing legislation or regulation; or

(iii) to, or to a third party on behalf of, a Holder of Subordinated Debt Securities of any series if the Holder or beneficial owner fails to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such Holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of Spain as a condition to relief or exemption from such taxes; or

(iv) presented for payment (where presentation is required) more than 30 days after the Relevant Date, except to the extent that the relevant Holder would have been entitled to such Additional Amounts on presenting the same for payment on the expiry of such period of 30 days; or

(v) in relation to any estate, inheritance, gift, sales, transfer or similar taxes; or

(vi) to, or to a third party on behalf of, individuals resident for tax purposes in the Kingdom of Spain; or

(vii) to, or to a third party on behalf of, a Spanish-resident legal entity subject to Spanish corporation tax if the Spanish tax authorities determine that the Subordinated Debt Securities of such series do not comply with exemption requirements specified in the Reply to a Consultation of the Directorate General for Taxation (Dirección General de Tributos) dated 27 July 2004 and require a withholding to be made; or

(viii) where the withholding or deduction is required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (“FATCA”), any regulations or agreements thereunder, any official interpretations thereof, any intergovernmental agreements with respect thereto (including the intergovernmental agreement between the United States and Spain on the implementation of FATCA), or any law implementing an intergovernmental agreement or any regulations or official interpretations relating thereto; or

(ix) in the case of any combination of items listed in (i) through (viii) above.

Additional Amounts will also not be paid with respect to any payment to a Holder who is a fiduciary, a partnership, a limited liability company or person other than the sole beneficial owner of that payment, to the extent that payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had it been the Holder.

For the purposes of (iv) above, the “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Trustee on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to Holders of Subordinated Debt Securities, notice to that effect shall have been duly given to the Holders of the relevant series of Subordinated Debt Securities in accordance with Section 1.06.

Unless the context otherwise requires, any reference in this Section 10.04 to “principal” shall include any premium payable, or Redemption Amount and any other amounts in the nature of principal payable pursuant to this Subordinated Debt Securities Indenture and “interest” shall include all amounts payable pursuant to Section 3.07 and any other amounts in the nature of interest payable under this Subordinated Debt Securities Indenture.

As used in this Section 10.04, the term “Redemption Amount” means, as appropriate, the Maturity Redemption Amount, Early Redemption Amount (Tax), Early Redemption Amount (Capital Disqualification Event), Early Redemption Amount (Call) and Early Termination Amount or such other amount in the nature of a redemption amount as may be specified in, or determined in accordance with the Section 3.01.

Unless the context requires otherwise, any references in this Subordinated Debt Securities Indenture to payment of principal of or interest on a Subordinated Debt Security shall be deemed to include any Additional Amounts payable with respect thereto.

In the event that any withholding or deduction for or on account of any taxes is required, at least 10 days prior to each date of payment of principal of or interest on the relevant series of Subordinated Debt Securities, or, if later, promptly after the obligation to withhold or deduct becomes known to the Company, the Company will furnish to the Trustee and the Paying Agent, if other than the Trustee, an Officer’s Certificate specifying the amount required to be withheld or deducted on such payments to such Holders, certifying that the Company shall pay such amounts required to be withheld to the appropriate taxing jurisdiction and certifying to the fact that the Additional Amounts will be payable and the amounts so payable to each Holder, and that the Company will pay to the Trustee or the Paying Agent the Additional Amounts required to be paid; provided that no such Officer’s Certificate will be required prior to any date of payment of principal of or interest on such Subordinated Debt Securities if there has been no change with respect to the matters set forth in a prior Officer’s Certificate. The Trustee and Paying Agent may rely on the fact that any Officer’s Certificate contemplated by this paragraph has not been furnished as evidence of the fact that no withholding or deduction for or on account of any taxes is required. The Company covenants to indemnify the Trustee and Paying Agent for and to hold them harmless against any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any such Officer’s Certificate furnished pursuant to this paragraph or on the fact that any Officer’s Certificate contemplated by this paragraph has not been furnished.

Section 10.05. Corporate Existence. Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its respective corporate existence, provided, however, that the foregoing shall not obligate the Company to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to any Holder.

Section 10.06. Statement as to Compliance. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate in compliance with Section 314(a)(4) of the Trust Indenture Act.

Section 10.07. Original Issue Document. The Company shall provide to the Trustee on a timely basis such information, if any, as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders of the Subordinated Debt Securities relating to any original issue discount, including, without limitation, Form 8821, Form 1099-OID or any successor forms.

ARTICLE 11

REDEMPTION OF SUBORDINATED DEBT SECURITIES

Section 11.01. Applicability of Article. Subordinated Debt Securities of any series shall be redeemable in accordance with their terms and (except as otherwise specified pursuant to Section 3.01 for Subordinated Debt Securities of any series) in accordance with this Article 11. Subordinated Debt Securities of any series may not be redeemed except in accordance with provisions of applicable law. The Subordinated Debt Securities of any series may not be redeemed in whole or in part at the option of the Holder thereof.

Section 11.02. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Subordinated Debt Securities shall be evidenced by a Board Resolution. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities, the Company shall, at least 30 days prior, but not nor more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Subordinated Debt Securities of such series to be redeemed and, if applicable, the tenor of the Subordinated Debt Securities to be redeemed. In the case of any redemption of Subordinated Debt Securities of any series prior to the expiration of any provision restricting such redemption provided in the terms of such Subordinated Debt Securities or elsewhere in this Subordinated Debt Securities Indenture, the Company shall furnish the Trustee with respect to such Subordinated Debt Securities with an Officer’s Certificate evidencing compliance with or waiver of such provision.

Section 11.03. Selection by Trustee of Subordinated Debt Securities to Be Redeemed. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities, if fewer than all the Subordinated Debt Securities of any series are to be redeemed, the particular Subordinated Debt Securities to be redeemed shall be selected not less than 30 days nor more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Subordinated Debt Securities of such series not previously called for redemption, pro rata, by lot or by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Subordinated Debt Securities of that series or any multiple thereof) of the principal amount of Subordinated Debt Securities of such series of a denomination larger than the minimum authorized denomination for Subordinated Debt Securities of that series.

The Trustee shall promptly notify the Company in writing of the Subordinated Debt Securities selected for redemption and, in the case of any Subordinated Debt Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Subordinated Debt Securities Indenture, unless the context otherwise requires, all provisions relating to the redemption of Subordinated Debt Securities shall relate in the case of any Subordinated Debt Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Subordinated Debt Security which has been or is to be redeemed.

Section 11.04. Notice of Redemption. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities, notice of redemption shall be given not less than 30 days nor more than 60 days prior to the Redemption Date to each Holder of Subordinated Debt Securities to be redeemed in the manner and to the extent provided in Section 1.06.

All notices of redemption shall state:

(a) the series of Subordinated Debt Securities subject to redemption,

(b) the Redemption Date,

(c) the Redemption Price,

(d) if fewer than all the Outstanding Subordinated Debt Securities of any series are to be redeemed, the principal amount of the Subordinated Debt Securities to be redeemed, (except in the case of a redemption pursuant to Section 11.08 or 11.09, which must be a redemption in full),

(e) that on the Redemption Date the Redemption Price together with any accrued but unpaid interest will become due and payable upon each such Subordinated Debt Security to be redeemed and, if applicable, that interest thereon will cease to accrue on or after the said date,

(f) the place or places where such Subordinated Debt Securities are to be surrendered for payment of the Redemption Price, and

(g) the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to such Subordinated Debt Securities.

Any notice provided pursuant to this Section 11.04 shall be irrevocable, and the delivery thereof shall oblige the Company to make the redemption therein specified (unless the Bail-in Power is exercised by the Relevant Resolution Authority before the occurrence of such redemption).

Notice of redemption of Subordinated Debt Securities to be redeemed at the selection of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, and the Company shall deliver an Officer’s Certificate requesting that the Trustee give such and setting forth the information to be stated in such notice no less than 10 Business Days prior to the date of the notice to Holders of Subordinated Debt Securities (unless a shorter notice shall be satisfactory to the Trustee).

Section 11.05. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued but unpaid interest on, all the Subordinated Debt Securities which are to be redeemed on that date.

Section 11.06. Subordinated Debt Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Subordinated Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the

Company shall default in the payment of the Redemption Price and accrued interest, if any) such Subordinated Debt Securities shall cease to accrue interest. Upon surrender of any such Subordinated Debt Security for redemption in accordance with said notice, such Subordinated Debt Security shall be paid by the Company at the Redemption Price, together with accrued but unpaid interest to the Redemption Date; provided, however, that with respect to any Subordinated Debt Securities, unless otherwise specified as contemplated by Section 3.01, a payment of interest which is payable on an Interest Payment Date which is the Redemption Date, shall be payable to the Holders of such Subordinated Debt Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular or Special Record Date according to the terms of the Subordinated Debt Securities and the provisions of Section 3.07. Subordinated Debt Securities in definitive form shall be presented for redemption to the Paying Agent.

If any Subordinated Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the Subordinated Debt Security shall, until paid, continue to accrue interest from and after the Redemption Date in accordance with its terms and the provisions of Section 3.07.

Section 11.07. Subordinated Debt Securities Redeemed in Part. Any Subordinated Debt Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Subordinated Debt Security without service charge, a new Subordinated Debt Security or Subordinated Debt Securities of the same series of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Subordinated Debt Security so surrendered. If a Global Security is surrendered, the new Subordinated Debt Security will also be a Global Security.

Section 11.08. Optional Redemption Due to Changes in Tax Treatment. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities, if, in relation to the Subordinated Debt Securities of any series, (i) as a result of any change in the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the first issued Subordinated Debt Securities of such series or any earlier date specified pursuant to Section 3.01, the Company shall determine that (a) the Company would be required to pay Additional Amounts pursuant to Section 10.04 or (b) the Company would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next interest payment date on such series of Subordinated Debt Securities or the value of such deduction to the Company would be materially reduced or (c) the applicable tax treatment of the Subordinated Debt Securities of such series changes in a material way that was not reasonably foreseeable at the issue date and (ii) such circumstances are evidenced by the delivery by the Company to the Trustee of a certificate signed by two directors of the Company stating that such circumstances prevail and describing the facts leading thereto, an opinion of independent legal advisers of recognized standing to the effect that such circumstances prevail and a copy of the Regulator’s consent for the redemption, the Company may, at its option and having given no less than 30 nor more than 60 days’ notice (ending, in the case of Subordinated Debt Securities which bear interest at a floating rate, on a day upon which interest is payable) to the Holders of the Subordinated Debt Securities of such series in accordance with Section 11.04 (which notice shall be irrevocable), redeem in whole, but not in part, the Outstanding Subordinated Debt Securities of such series (in accordance with the requirements of Applicable Banking Regulations in force at the relevant time) at their early tax redemption amount (the “Early Redemption Amount (Tax)”) (which shall be their principal amount or at such other Early Redemption Amount (Tax) as may be specified in or determined pursuant to Section 3.01), together with accrued interest (if any) thereon; provided, however, that (i) in the case of (a) above, no such notice of redemption may be given earlier than 90 days (or, in the case of Subordinated Debt Securities which bear interest at a floating rate a number of days which is equal to the aggregate of the number of days falling within the then current interest period applicable to the Subordinated Debt Securities of such series plus 60 days) prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of the Subordinated Debt Securities of such series then due and (ii) redemption for taxation reasons pursuant to this Section 11.08 may only take place in accordance with Applicable Banking Regulations in force at the relevant time and subject to the Company obtaining the prior consent of the Regulator.

Section 11.09. Optional Redemption For Capital Disqualification Event. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities, if, in relation to the Subordinated Debt Securities of any series, (i) there is a Capital Disqualification Event and (ii) such circumstances are evidenced by the delivery by the Company to the Trustee of a certificate signed by two directors stating that the said circumstances prevail and describing the facts leading thereto and a copy of the Regulator’s consent to the redemption, the Company may, at its option and having given no less than 30 nor more than 60 days’ notice (ending, in the case of Subordinated Debt Securities which bear interest at a floating rate, on a day upon which interest is payable) to the holders of the Subordinated Debt Securities of such series in accordance with Section 11.04 (which notice shall be irrevocable), redeem in whole but not in part the Outstanding Subordinated Debt Securities of such series in accordance with the requirements of Applicable Banking Regulations in force at the relevant time) at their early capital disqualification event redemption amount (the “Early Redemption Amount (Capital Disqualification Event)”) (which shall be their principal amount or at such other Early Redemption Amount (Capital Disqualification Event) except as may be specified in or determined pursuant to Section 3.01), together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption; provided, however, that the Regulator consents to redemption of the Subordinated Debt Securities of such series.

Redemption for regulatory reasons is subject to the prior consent of the Regulator and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.

Section 11.10. Optional Early Redemption (Call). Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities, the Company may, at the date or dates specified as contemplated by Section 3.01 with respect to such series, upon the expiration of the appropriate notice pursuant to Section 11.04, and subject, to the prior consent of the Regulator, redeem in whole (but not, except as otherwise specified pursuant to Section 3.01, in part) the Subordinated Debt Securities of such series at their call early redemption amount (the “Early Redemption Amount (Call)”) (which shall be their principal amount or such other Early Redemption Amount (Call) as may be specified in or determined pursuant to Section 3.01), together with any accrued interest thereon to (but excluding) the date fixed for redemption.

Redemption at the option of the Company pursuant to this Section 11.10 is subject to the prior consent of the Regulator and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.

If the Subordinated Debt Securities of any series are to be redeemed in part only on any date in accordance with this Section 11.10, the Subordinated Debt Securities of such series shall be redeemed (so far as may be practicable) pro rata to their principal amounts, or by lot or such other method as the Trustee deems fair and appropriate, subject always as aforesaid and provided always that the amount redeemed in respect of the Subordinated Debt Securities of such series shall be equal to the minimum authorized denomination thereof or an integral multiple thereof, subject always to compliance with all applicable laws and the requirements of any clearing system on which the Subordinated Debt Securities of any such series may be cleared and of any listing authority, stock exchange and/or quotation system on which the Subordinated Debt Securities of such series may be listed and/or quoted.

Section 11.11. Repurchase of Subordinated Debt Securities. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities, the Company and any of its subsidiaries or any third party designated by any of them, may at any time repurchase Subordinated Debt Securities of any series in the open market or otherwise at any price; provided that the repurchase of the Subordinated Debt Securities of such series by the Company or any of its subsidiaries shall take place in accordance with Applicable Banking Regulations in force at the relevant time.

ARTICLE 12

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

Section 12.01. Subordinated Debt Securities Subordinate to Claims of Senior Creditors. The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of the Subordinated Debt Securities of any series by his acceptance thereof, likewise covenants and agrees, that the payment obligations of the Company under the Subordinated Debt Securities of such series on account of principal constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of the Company according to Article 92.2º of the Spanish Insolvency Law and, in accordance with Additional Provision 14.2º of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of the Company (unless they qualify as subordinated claims (créditos subordinados) pursuant to Articles 92.3º to 92.7º of the Spanish Insolvency Law) rank for so long as the obligations of the Company in respect of the Subordinated Debt Securities constitute Tier 2 Instruments:

(i)	pari passu among themselves and with (i) all other claims for principal in respect of Tier 2 Instruments which are not subordinated obligations under Articles 92.3º to 92.7º of the Spanish Insolvency Law, and (ii) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with the Company’s obligations under the relevant series of Subordinated Debt Securities;

(ii)	junior to (i) any unsubordinated obligations (créditos ordinarios) of the Company, (ii) any subordinated obligations (créditos subordinados) of the Company under Article 92.1º of the Spanish Insolvency Law, (iii) any claim for principal in respect of Senior Subordinated Liabilities which are not subordinated obligations under Articles 92.3º to 92.7º of the Spanish Insolvency Law and (iv) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to the Company’s obligations under the relevant series of Subordinated Debt Securities; and

(iii)	senior to (i) any claims for principal in respect of Additional Tier 1 Instruments of the Company, (ii) any subordinated obligations (créditos subordinados) under Articles 92.3º to 92.7º of the Spanish Insolvency Law and (iii) any other subordinated obligations (créditos subordinados) of the Company which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to the obligations of the Company under the relevant series of Subordinated Debt Securities.

Claims of Holders of Subordinated Debt Securities of any series in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of the Company shall constitute subordinated claims (créditos subordinados) against the Company ranking in accordance with the provisions of Article 92.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of the Company.

The provisions of this Article 12 shall apply only to rights or claims payable under any Subordinated Debt Securities of any series and nothing herein shall affect or prejudice the payment of the costs, charges, expenses, liabilities, indemnity or remuneration of the Trustee, the first lien rights of the Trustee under Section 6.08 hereof, or the rights and remedies of the Trustee in respect thereof.

The Company agrees with respect to any series of Subordinated Debt Securities and each Holder of Subordinated Debt Securities of any series, by his or her acquisition of a Subordinated Debt Security will be deemed to have agreed to the subordination as described in this Section 12.01. Each such Holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the Subordinated Debt Security. In addition, each holder of Subordinated Debt Securities of any series by his or her acquisition of such Subordinated Debt Securities authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the such Subordinated Debt Securities as provided in this Subordinated Debt Securities Indenture and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

Section 12.02. Status of the Subordinated Debt Securities. The Subordinated Debt Securities of any series constitute direct, unconditional, subordinated and unsecured obligations of the Company.

Section 12.03. Provisions Solely to Define Relative Rights. The provisions of this Article 12 are and are intended solely for the purpose of defining the relative rights of the Holders of the Subordinated Debt Securities of each series on the one hand and the Senior Creditors on the other hand. Nothing contained in this Article or elsewhere in this Subordinated Debt Securities Indenture or in such Subordinated Debt Securities is intended to or shall (a) impair, as among the Company and the Holders of the Subordinated Debt Securities, the obligation of the Company, which is absolute and unconditional, to pay to the holders of such claims the principal of, premium, if any, and interest, if any, on such Subordinated Debt Securities as and when the same shall become due and payable in accordance with their terms and the terms of this Subordinated Debt Securities Indenture; or (b) affect the relative rights against the Company of the Holders of such Subordinated Debt Securities; or (c) prevent the Trustee or the Holder of any Subordinated Debt Securities of the series from exercising all remedies otherwise permitted by applicable law upon default under this Subordinated Debt Securities Indenture, subject to the rights, if any, under this Article of the Senior Creditors to receive cash, property or securities otherwise payable or deliverable to the Trustee or such holder.

Section 12.04. Waiver of Right of Set-off. Subject to applicable law, neither any Holder or beneficial owner of the Subordinated Debt Securities of any series nor the Trustee acting on behalf of the Holders of the Subordinated Debt Securities of such series may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company in respect of, or arising under, or in connection with, the Subordinated Debt Securities of such series or this Subordinated Debt Securities Indenture and each Holder and beneficial owner of the Subordinated Debt Securities of such series, by virtue of its holding of any Subordinated Debt Securities of such series or any interest therein, and the Trustee acting on behalf of the Holders of the Subordinated Debt Securities of such series, shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the above, any amounts due and payable to any Holder or beneficial owner of a Subordinated Debt Security of any series or any interest therein by the Company in respect of, or arising under, the Subordinated Debt Securities of such series are discharged by set-off, such Holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Company (or, if the event of any voluntary or involuntary liquidation of the Company shall have occurred, the liquidator or administrator of the Company, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for the Company (or the liquidator or administrator of the Company, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Section 12.05. Trustee to Effectuate Subordination. Each Holder of a Subordinated Debt Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination of the Subordinated Debt Securities provided in this Article 12 and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 12.06. Trustee Not Fiduciary for Senior Creditors. With respect to the Senior Creditors, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Subordinated Debt Indenture, and no implied covenants or obligations with respect to the Senior Creditors shall be read into this Subordinated Debt Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the Senior Creditors and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders of Subordinated Debt Securities of the series or to the Company or to any other Person cash, property or securities to which any Senior Creditors shall be entitled by virtue of this Article or otherwise.

Section 12.07. Rights of Trustee as Senior Creditor; Preservation of Trustee’s Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any claims of Senior Creditors which may at any time be held by it, to the same extent as any other Senior Creditor, and nothing in this Subordinated Debt Securities Indenture or the Trust Indenture Act shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 5.06 and Section 6.08.

Section 12.08. Article Applicable to Paying Agents. At all times when a Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 12.07 shall not apply to the Company or any Affiliate of the Company if the Company or such Affiliate acts as Paying Agent.

ARTICLE 13

BAIL-IN AND RESOLUTION ACTIONS

Section 13.01. Agreement and Acknowledgement with Respect to the Exercise of the Bail-in Power. (a) Notwithstanding any other term of the Subordinated Debt Securities of any series or any other agreements, arrangements, or understandings between the Company and any Holder of the Subordinated Debt Securities of any series, by its acquisition of the Subordinated Debt Securities of any series, each Holder (which, for the purposes of this clause, includes each holder of a beneficial interest in the Subordinated Debt Securities of any series) acknowledges, accepts, consents to and agrees to be bound by the exercise of any Bail-in Power (as defined herein) by the Relevant Resolution Authority that may result in the write-down or cancellation of all or a portion of the Amounts Due on the Subordinated Debt Securities and/or the conversion of all or a portion of the Amounts Due on the Subordinated Debt Securities into shares or other securities or other obligations of the Company or another person, including by means of a variation to the terms of the Subordinated Debt Securities to give effect to the exercise by the Relevant Resolution Authority of such Bail-in Power. Each Holder of the Subordinated Debt Securities further acknowledges and agrees that the rights of the holders of the Subordinated Debt Securities are subject to—and will be varied, if necessary, so as to give effect to— the exercise of any Bail-in Power by the Relevant Resolution Authority.

(b) Upon the Company being informed or notified by the Relevant Resolution Authority of the actual exercise of the date from which the Bail-in Power is effective with respect to the Subordinated Debt Securities, the Company will provide a written notice to the holders of the debt securities of such series through DTC without delay regarding such exercise of Bail-in Power. The Company will also deliver a copy of such notice to the Trustee for information purposes. Any delay or failure by the Company to give notice shall not affect the validity and enforceability of the Bail-in Power nor the effects on the Subordinated Debt Securities described in this clause.

(c) No repayment or payment of Amounts Due, if any, on the Subordinated Debt Securities of any series, will become due and payable or be paid after the exercise of any Bail-in Power by the Relevant Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

(d) By its acquisition of the Subordinated Debt Securities of any series, each Holder of the Subordinated Debt Securities of such series, (which, for the purposes of this clause, includes each holder of a beneficial interest in the Subordinated Debt Securities of such series), to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the Subordinated Debt Securities of such series.

(e) Additionally, by its acquisition of the Subordinated Debt Securities of any series, each Holder of the Subordinated Debt Securities of such series acknowledges and agrees that, upon the exercise of the Bail-in Power by the Relevant Resolution Authority:

(i) the Trustee will not be required to take any further directions from the Holders of the Subordinated Debt Securities of such series with respect to any portion of the Subordinated Debt Securities of such series that are written-down, converted to equity and/or cancelled under this Subordinated Debt Securities Indenture, which authorizes holders of a majority in aggregate outstanding principal amount of the outstanding Subordinated Debt Securities of such series to direct certain actions relating to the Subordinated Debt Securities of such series; and

(ii) this Subordinated Debt Securities Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of the Bail-in Power by the Relevant Resolution Authority;

provided, however, that notwithstanding the exercise of the Bail-in Power by the Relevant Resolution Authority, so long as the Subordinated Debt Securities of any series remain outstanding, there will at all times be a Trustee for the Subordinated Debt Securities of such series in accordance with this Subordinated Debt Securities Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor Trustee will continue to be governed by the Subordinated Debt Securities Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Subordinated Debt Securities of such series remain outstanding following the completion of the exercise of the Bail-in Power.

(f) By its acquisition of the Subordinated Debt Securities of any series, each Holder of the Subordinated Debt Securities of such series acknowledges and agrees that neither a cancellation or deemed cancellation of the principal or interest (in each case, in whole or in part), nor the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the Subordinated Debt Securities of such series will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

(g) By purchasing the Subordinated Debt Securities of any series, each Holder (including each beneficial owner) of the Subordinated Debt Securities of such series shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the Subordinated Debt Securities of such series to take any and all necessary action, if required, to implement the exercise of the Bail-in Power with respect to the Subordinated Debt Securities of such series as it may be imposed, without any further action or direction on the part of such Holder.

(h) Each Holder of the Subordinated Debt Securities of any series also acknowledges and agrees that the foregoing description of the Bail-in Power and its exercise is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understandings relating to the application of any Bail-in Power to the Subordinated Debt Securities of any series.

(i) Each Holder of the Subordinated Debt Securities of any series that acquires such Subordinated Debt Securities in the secondary market (including each beneficial owner) shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the Holders of the Subordinated Debt Securities that acquire the Subordinated Debt Securities upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the Subordinated Debt Securities, including in relation to the Bail-in-Power.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Subordinated Debt Securities Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Subordinated Debt Securities Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Subordinated Debt Securities Indenture to be duly executed, all as of the day and year first above written.

BANCO SANTANDER, S.A.

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NEW YORK MELLON LONDON BRANCH

By:
Name:
Title:

APPENDIX 1: PROCEDURES FOR COMPLIANCE WITH SPANISH TAX LEGISLATION

Information Procedures and Certification Obligations of the Trustee or Paying Agent in respect of payments under the Subordinated Debt Securities

1.	Delivery of the Payment Information Certificate: In connection with each payment of income under the Subordinated Debt Securities, the Trustee or Paying Agent shall deliver to the Company by the close of business on the business day immediately preceding the day on which such payment is made a duly completed an executed Payment Information Certificate substantially in the form set forth in Exhibit I hereto (Form of Payment Information Certificate). Such form may be delivered initially by email, in pdf form, or by fax, provided that the original is delivered by the end of the following month.

If the Payment Information Certificate is delivered by the Trustee or Paying Agent in a timely manner to the Company, the relevant income payment will be made free and clear of Spanish withholding tax.

The Trustee or Paying Agent shall have no duty or responsibility to comply with Spanish tax laws arising out of this Subordinated Debt Securities Indenture, and may request and rely conclusively upon any instructions from the Company in respect of any action necessary or required to be taken by the Trustee or Paying Agent pursuant to this Appendix 1; provided, however, that in no event shall the Trustee or Paying Agent be required to expend or risk its own funds in the performance of any of its duties pursuant to this Appendix 1, or be obligated to take any legal or other action which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification.

The Company agrees to instruct the Trustee or Paying Agent in writing with respect to any certifications that may be required under Spanish law, and the Trustee or Paying Agent acknowledges that this Appendix 1 shall constitute an instruction in this regard, unless otherwise instructed in writing by the Company.

2.	Failure to deliver the Payment Information Certificate: In the event that the Trustee or Paying Agent fails or for any reason is unable to deliver a timely, duly completed Payment Information Certificate as described above to the Company in respect of a payment of income under the Subordinated Debt Securities, the Trustee or Paying Agent shall withhold Spanish income tax on behalf of the Company from the relevant payment at the then-applicable rate (currently set at 19%).

3.

If, after the relevant payment date but before the 10th day of the month immediately following the relevant payment date the Trustee or Paying Agent provides the duly completed Payment Information Certificate to the Company, then the Company shall instruct the Trustee or Paying Agent to immediately transfer the amounts withheld in respect of the relevant payment pursuant to paragraph 1 above by way of reimbursement of the amounts withheld on the relevant payment date and completion of the corresponding income payment in respect of payments under the Subordinated Debt Securities.

4.	If the Trustee or Paying Agent fails or for any reason is unable to submit a duly completed and executed Payment Information Certificate to the Company by the 10th day of the month immediately following the relevant payment date, the Trustee or Paying Agent shall immediately return (but in any event no later than the 10th day of the month immediately following the relevant payment date) to the Company any remaining amount of the 19% tax withheld in respect of the relevant payment, and investors will have to apply directly to the Spanish tax authorities for any refund to which they may be entitled.

EXHIBIT I

Anexo al Reglamento General de las actuaciones y los procedimientos de gestión e inspección tributaria y de desarrollo de las normas comunes de los procedimientos de aplicación de los tributos, aprobado por Real Decreto 1065/2007

Modelo de declaración a que se refieren los apartados 3, 4 y 5 del artículo 44 del Reglamento General de las actuaciones y los procedimientos de gestión e inspección tributaria y de desarrollo de las normas comunes de los procedimientos de aplicación de los tributos

Annex to Royal Decree 1065/2007, of 27 July, approving the General Regulations of the tax inspection and management procedures and developing the common rules of the procedures to apply taxes

Declaration form referred to in paragraphs 3, 4 and 5 of Article 44 of the General Regulations of the tax inspection and management procedures and developing the common rules of the procedures to apply taxes

Don (nombre), con número de identificación fiscal (    )(1), en nombre y representación de (entidad declarante), con número de identificación fiscal (    )(1) y domicilio en (    ) en calidad de (marcar la letra que proceda):

Mr. (name), with tax identification number (    )(1), in the name and on behalf of (entity), with tax identification number (    )(1) and address in (    ) as (function - mark as applicable):

(a) Entidad Gestora del Mercado de Deuda Pública en Anotaciones.

(a) Management Entity of the Public Debt Market in book entry form.

(b) Entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero.

(b) Entity that manages the clearing and settlement system of securities resident in a foreign country.

(c) Otras entidades que mantienen valores por cuenta de terceros en entidades de compensación y liquidación de valores domiciliadas en territorio español.

(c) Other entities that hold securities on behalf of third parties within clearing and settlement systems domiciled in the Spanish territory.

(d) Agente de pagos designado por el emisor.

(d) Fiscal Agent appointed by the issuer.

Formula la siguiente declaración, de acuerdo con lo que consta en sus propios registros:

Makes the following statement, according to its own records:

1. En relación con los apartados 3 y 4 del artículo 44:

1. In relation to paragraphs 3 and 4 of Article 44:

1.1 Identificación de los valores

1.1 Identification of the securities

1.2 Fecha de pago de los rendimientos (o de reembolso si son valores emitidos al descuento o segregados)

1.2 Income payment date (or refund if the securities are issued at discount or are segregated)

1.3 Importe total de los rendimientos (o importe total a reembolsar, en todo caso, si son valores emitidos al descuento o segregados)

1.3 Total amount of income (or total amount to be refunded, in any case, if the securities are issued at discount or are segregated)

1.4 Importe de los rendimientos correspondiente a contribuyentes del Impuesto sobre la Renta de las Personas Físicas, excepto cupones segregados y principales segregados en cuyo reembolso intervenga una Entidad Gestora

1.4 Amount of income corresponding to Personal Income Tax taxpayers, except segregated coupons and segregated principals for which reimbursement an intermediary entity is involved

1.5 Importe de los rendimientos que conforme al apartado 2 del artículo 44 debe abonarse por su importe íntegro (o importe total a reembolsar si son valores emitidos al descuento o segregados).

1.5 Amount of income which according to paragraph 2 of Article 44 must be paid gross (or total amount to be refunded if the securities are issued at discount or are segregated).

2. En relación con el apartado 5 del artículo 44.

2. In relation to paragraph 5 of Article 44.

2.1 Identificación de los valores

2.1 Identification of the securities

2.2 Fecha de pago de los rendimientos (o de reembolso si son valores emitidos al descuento o segregados)

2.2 Income payment date (or refund if the securities are issued at discount or are segregated)

2.3 Importe total de los rendimientos (o importe total a reembolsar si son valores emitidos al descuento o segregados

2.3 Total amount of income (or total amount to be refunded if the securities are issued at discount or are segregated)

2.4 Importe correspondiente a la entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero A.

2.4 Amount corresponding to the entity that manages the clearing and settlement system of securities resident in a foreign country A.

2.5 Importe correspondiente a la entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero B.

2.5 Amount corresponding to the entity that manages the clearing and settlement system of securities resident in a foreign country B.

2.6 Importe correspondiente a la entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero C.

2.6 Amount corresponding to the entity that manages the clearing and settlement system of securities resident in a foreign country C.

Lo que declaro en              a      de              de

I declare the above in             on the      of              of

(1)	En caso de personas, físicas o jurídicas, no residentes sin establecimiento permanente se hará constar el número o código de identificación que corresponda de conformidad con su país de residencia
(1)	In case of non-residents (individuals or corporations) without permanent establishment in Spain it shall be included the number or identification code which corresponds according to their country of residence.